Exhibit 10.26

LOAN AGREEMENT

Dated as of July 5, 2016

Between

HGREIT II COTTONWOOD CENTER LLC, a Delaware limited liability company, as Borrower

and

PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation,
as Lender

Premises:    2755, 2795, 2825 and 2855 East Cottonwood Parkway
Cottonwood Heights, Utah 84121

Loan Number:  757840

Schedules

Schedule I    Certified Evidence of Insurance
Schedule II    Certified Organizational Chart
Schedule III    Intentionally Deleted
Schedule IV    Property Reserves Escrow Fund

LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement"), made as of the date set forth on the cover page hereof, is by and between PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (together with its successors and/or assigns "Lender"), and HGREIT II COTTONWOOD CENTER LLC, a Delaware limited liability company ("Borrower").

RECITALS

A.    Borrower desires to obtain the Loan (as hereinafter defined) from Lender;

B.    Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined);

NOW, THEREFORE, in consideration of the making of the Loan by Lender, and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

ARTICLE I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1    Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

"Affiliate(s)" means any Person(s) directly or indirectly Controlling, Controlled by, or under common Control with Borrower.

"Alteration" shall mean any installation, improvement, repair or maintenance to the Improvements (and shall specifically not include any demolition or expansion of the Improvements).

"Approved Accounting Method" means generally accepted accounting principles, a tax basis of accounting or, if acceptable to Lender in its reasonable discretion, other sound methods of accounting, in each case consistently applied.

"Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Premises.

"Business Day(s)" shall mean any day other than a Saturday, Sunday or any other day on which federally insured depository institutions in New York, New York are authorized or obligated by law, governmental decree or executive order to be closed.

"Casualty" shall have the meaning set forth in Section 5.2 of this Agreement.

"Casualty Retainage" shall have the meaning set forth in Section 5.4(b)(v) of this Agreement.

"Chief Executive Office of Borrower" shall mean 2800 Post Oak Boulevard, Suite 4800, Houston, Texas 77056.

"Closing Date" means July 5, 2016.

"Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, together with applicable United States Department of Treasury regulations issued pursuant thereto in temporary or final form.

"Collateral" means, collectively, the Premises, the Reserve Funds and all proceeds and products of the foregoing, all whether now owned or hereafter acquired by Borrower, and all other property of Borrower which is or hereafter may become subject to a lien in favor of Lender as security for the repayment of the Loan.

"Component Notes" shall have the meaning set forth in Section 11.21 of this Agreement.

"Condemnation" shall mean a permanent or temporary taking by any Governmental Authority as the result of or in lieu of or in anticipation of (as reasonably determined by Lender and/or as evidenced by affirmative written statements to such effect from the Governmental Authority) the exercise of the right of condemnation or eminent domain, of all or any part of the Premises, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Premises or any part thereof.

"Condemnation Proceeds" shall have the meaning set forth in Section 5.4(b) of this Agreement.

"Contest Requirements" means (i) such contest may be made without the payment of the amount contested or the amount contested has been paid pending resolution of such contest; (ii) such contest shall prevent, during the period of such contest, the sale or forfeiture of the Premises or any part thereof, or any interest therein, to satisfy such contested lien, claim, charge or unpaid tax; (iii) Borrower has given written Notice to Lender of its intended action with respect to such contest and provides Lender promptly with copies of all notices, pleadings and other communications sent or received with respect to such contest; (iv) Borrower shall have either: (A) obtained a bond over such lien, claim, charge or unpaid tax from a bonding company reasonably acceptable to Lender, obtained title insurance over, or deposited funds in escrow with a title company or other escrow agent which has the effect of removing such lien or preventing the collection of the lien, claim, charge or unpaid tax so contested, or (B) provided to Lender a cash deposit or letter of credit acceptable to Lender in the amount of the lien, claim, charge or unpaid tax; (v) Borrower shall pay all costs and expenses incidental to such contest; and (vi) in the event of a final, non-appealable ruling or adjudication adverse to Borrower, Borrower shall promptly pay such lien, claim, charge or unpaid tax, shall indemnify and hold Lender and the Premises harmless from any loss or damage arising from such contest and shall take whatever action necessary to prevent sale, forfeiture or any other loss or damage to the Premises or to the Lender.

"Control" (and terms correlative thereto) when used with respect to any specified Person(s) means the power to direct or cause the direction of the management, policies or activities of such Person(s), directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

"Conveyance Date" means the date Lender acquires title to the Premises after an Event of Default.

"Default Rate" means a rate equal to the lesser of (i) four percent (4%) per annum above the then applicable interest rate payable under the Note or (ii) the maximum rate allowed by applicable law.

"Defaulting Guarantor" is defined in Section 7.1 of this Agreement.

"DSC Ratio" shall mean, with respect to any applicable period of time, the ratio of the annual net operating income from the Lease(s) to the annual regularly scheduled Monthly Payments, as reasonably determined by Lender. Only net operating income from executed Lease(s) in effect on the Premises which (i) are deemed approved (in accordance with Section 8.3 of this Agreement) or acceptable to Lender, or do not require Lender's approval, (ii) have no uncured defaults, and (iii) have not had an event occur which has not otherwise been remedied or waived in a commercially reasonable manner, and which at the time of Lender's determination, with the passage of time or giving of notice or both, would become a default, shall be used in Lender's determination of the annual net operating income.

"Easements" is defined in Section 4.1.6 of this Agreement.

"Embargoed Person" means (i) any person, entity, country, government or governmental agency or entity thereof that is or becomes subject to trade restrictions , embargo, or economic sanction pursuant to applicable United States law, regulation or Executive Order, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder; and (ii) any person identified on the Specially Designated Nationals and Blocked Persons List or Consolidated Sanctions List maintained by OFAC (as hereinafter defined) and/or on any other similar list maintained by OFAC.

"Entity(ies)" means a (a) corporation, (b) limited partnership, limited liability partnership or general partnership, (c) limited liability company, or (d) trust.

"Environmental Activity or Condition" has the meaning set forth in the Environmental Indemnity.

"Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement from Borrower and Guarantor to Lender in connection with the Loan dated of even date herewith, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Escrow Interest Calculation" means interest shall be credited on or before the tenth (10th) of each calendar month on the average balance of the cash portion of the applicable escrow for the preceding calendar month or any portion of such preceding calendar month at a rate equal to the thirty-day average of the daily 30-day Commercial Paper Rate as published in The Wall Street Journal or similar financial publication, less 100 basis points; provided, however, that interest shall cease to be credited on any portion of the escrow at such time as it has been disbursed to Borrower or otherwise applied on behalf of Borrower in any manner expressly provided for in this Agreement or in the other Loan Documents. In no event shall the Escrow Interest Calculation be less than 0.00%.

"Escrow Release" shall have the meaning set forth in Schedule IV, if any, of this Agreement.

"Event of Default" shall have the meaning set forth in Section 7.1 of this Agreement.

"Extraordinary Rental Payments" shall mean (i) any prepaid monthly rental payments under the Lease(s) in excess of one regular monthly payment amount under the applicable Lease(s) (except for customary Security Deposits), (ii) lease termination payments for Lease(s) which equal or exceed the Threshold Amount, (iii) once the lease termination payments, calculated on a cumulative basis over a calendar year, have reached the Threshold Amount, any further lease termination payments for Lease(s) in the same calendar year (including the lease termination payment that caused the Threshold Amount to be reached), and (iv) purchase option exercise payments.

"Force Majeure" shall mean a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions (including acts of terrorism), civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, provided that adverse economic conditions, inflation, and other conditions of general applicability shall not be deemed a cause beyond the reasonable control of Borrower, and lack of funds in and of itself shall not be deemed a cause beyond the reasonable control of Borrower.

"Governmental Authority" means (i) any national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with jurisdiction over Borrower and/or the Premises, or (ii) any Person(s) with jurisdiction over Borrower and/or the Premises exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Governmental Incentive Financing" means any financing or similar incentive or development program entered into by Borrower voluntarily (or for which Borrower is permitted to decline to enter into), which results in a lien, encumbrance or special assessment on the Premises in favor of a governmental agency or authority, including, without limitation, a PACE Loan.

"Guarantor" means, individually and collectively, Hines Global Reit II, Inc., a Maryland corporation, and permitted successors and/or assigns.

"Guaranty" means that certain Guaranty, dated as of the date hereof, executed and delivered by Guarantor in connection with the Loan to and for the benefit of Lender, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Hazardous Substances" shall have the meaning set forth in the Environmental Indemnity.

"Immediate Family Member(s)" shall have the meaning set forth in Section 4.2.3(b)(iv) of this Agreement.

"Improvements" shall have the meaning set forth in the Mortgage.

"Indebtedness" means the Loan Amount outstanding from time to time together with all accrued and unpaid interest thereon, interest accrued at the Default Rate (if any), Late Charges (if any), the Prepayment Premium (if any), and all other obligations and liabilities of Borrower due or to become due to Lender pursuant to the Loan Documents.

"Insurance Proceeds" shall have the meaning set forth in Section 5.4(b) of this Agreement.

"Interest Owner(s)" means any Person(s) owning an interest (directly or indirectly) in Borrower, but specifically excluding any shareholder(s) of Guarantor other than a single shareholder that owns fifty percent (50%) or more interest.

"Interest Period" shall mean, with respect to any Payment Date, the period commencing on (and including) the first calendar day of the preceding calendar month and terminating on (and including) the last calendar day of the preceding calendar month; provided, however, that no Interest Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate), and the initial Interest Period shall begin on August 1, 2016 and shall end on August 31, 2016.

"Land" shall have the meaning set forth in the Mortgage.

"Late Charge" means the lesser of: three percent (3%) of the amount not paid as required under the Loan Documents or the maximum amount permitted by applicable law.

"Lease(s)" means all leases and all other tenancies, rental arrangements, license agreements, concession agreements, storage agreements, subleases, and guarantees of the performance or obligations of any tenants thereunder affecting the Premises, or any part thereof, now existing or which may be executed at any time in the future prior to the Maturity Date, and all amendments, extensions and renewals of said leases, subleases, and guarantees and any of them.

"Lease Modification" means all lease extensions, renewals, amendments or modifications of Lease(s).

"Legal Requirements" means all applicable requirements of law and ordinance, and all rules and regulations, now or hereafter enacted, by authorities having jurisdiction over the Premises and the use thereof, including but not limited to all covenants, conditions and restrictions of record pertaining to the Premises, the Improvements, and the use thereof.

"Lessee Documents" shall have the meaning set forth in Section 8.3(f) of this Agreement.

"Loan" shall mean the loan made by Lender to Borrower in the Loan Amount which is evidenced by the Note and secured by the Mortgage and the other Loan Documents.

"Loan Amount" means $78,000,000.00.

"Loan Documents" shall mean this Agreement, the Mortgage, the Guaranty (if any), the Note and any other instrument or agreement executed by Borrower which evidences or secures the Loan (other than the Environmental Indemnity), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, but excluding any mortgage loan application, term sheet or loan commitment.

"Management Agreement" shall mean that certain Property Management and Leasing Agreement dated July 5, 2016 between Borrower and Manager and any replacement thereof entered into in accordance with this Agreement.

"Manager" shall mean Hines Interests Limited Partnership or any New Manager pursuant to Section 4.2.1 of this Agreement.

"Material Adverse Effect" means a material adverse effect upon (i) the business or the financial position or results of operation of Borrower or the Premises, (ii) the ability of Borrower or Guarantor (if any) to perform, or of Lender to enforce, any of the Loan Documents or Environmental Indemnity to which Borrower or Guarantor (if any) is a party, (iii) the value or use of the Premises, or (iv) the lien of the Mortgage or Borrower's title to the Premises.

"Maturity Date" means August 1, 2023 or such earlier date as a result of acceleration or otherwise.

"Monthly Payment" shall mean principal and interest in an amount equal to $328,010.40.

"Mortgage" shall mean that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement from Borrower to Trustee for the benefit of Lender in connection with the Loan dated the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Net Proceeds" shall have the meaning set forth in Section 5.4(b) of this Agreement.

"Net Proceeds Deficiency" shall have the meaning set forth in Section 5.4(b)(vii) of this Agreement.

"New Manager" shall have the meaning set forth in Section 4.2.1 of this Agreement.

"Note" shall mean that certain Secured Promissory Note, dated the date hereof, in the Loan Amount, made by Borrower in favor of Lender in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and conditions of the Loan Documents.

"Notice" means each notice, consent, request, report or other communication under this Agreement, the Environmental Indemnity or any other Loan Document which any party hereto may desire or be required to give to the other. A Notice shall be deemed to be an adequate and sufficient Notice if given in writing and service is made by either (i) registered or certified mail, postage prepaid, in which case Notice shall be deemed to have been received three (3) Business Days following deposit to United States mail; or (ii) a nationally recognized overnight air courier, next day delivery, prepaid, in which case such Notice shall be deemed to have been received one (1) Business Day following delivery to such nationally recognized overnight air courier. All Notices shall be addressed to Borrower at its Chief Executive Office, or to Lender at c/o Principal Real Estate Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1450, Attn: Commercial Mortgage Servicing, with reference to the applicable loan number, or to such other place as either party may by written notice to the other hereafter designate as a place for service of Notice. Borrower shall not be permitted to designate more than two places for service of Notice concurrently.

"OFAC" means the Office of Foreign Assets Control, United States Department of the Treasury.

"Open Period" shall mean the period beginning on the Payment Date in the month which is four months prior to the Maturity Date and ending on the Maturity Date.

"Operation Expenses" means expenses for the operation, maintenance, taxes, assessments, utility charges and insurance attributable to the Premises including sufficient reserves for the same or replacements or renewals thereof provided that any payments to parties affiliated with Borrower shall be considered an Operation Expense only to the extent that the amount expended for such expense does not exceed the then current market rate for such expense; provided Lender has approved all payments due under the Management Agreement.

"PACE Loan" shall mean any Property-Assessed Clean Energy loan or any similar financing.

"Payment Date" means the first day of each calendar month during the term of the Loan.

"Permitted Encumbrances" means (i) all title exceptions set forth in the Title Insurance Policy, (ii) the lien and security interests created by the Loan Documents, (iii) the Lease(s), (iv) Easements, (v) liens, if any, for taxes or charges imposed by any Governmental Authority (other than liens securing any Governmental Incentive Financing), not yet due or delinquent or which are being disputed by Borrower in accordance with this Agreement, (vi) any liens or other charges (other than mechanics' or materialmans' liens) during the period they are being contested in accordance with the Contest Requirements, and (vii) any title matters or exceptions approved in writing by Lender subsequent to the Closing Date. In no event shall a mechanic's or materialman's lien (or any memorandum thereof) be deemed to be Permitted Encumbrances.

"Permitted Transfer" shall mean those Transfers permitted in Section 4.2.3 of this Agreement or as otherwise expressly permitted in writing by Lender.

"Person(s)" means any natural person, Entity(ies), joint venture, estate, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Personal Property" shall have the meaning set forth in the granting clause of the Mortgage.

"Policies" or "Policy" shall have the meaning set forth in Section 5.1(b)(i) of this Agreement.

"Premises" means the Land, the Improvements and the property, rights and interests described in the Mortgage.

"Prepayment Premium" shall mean the greater of (i) one percent (1%) of the outstanding principal amount of the Loan, or (ii) a premium calculated as provided in subparagraphs (1)-(3) below:

(1)    Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on a United States Treasury Issue with similar remaining time to the Maturity Date as reasonably selected by Lender within two weeks prior to the date of prepayment plus fifty (50) basis points and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the United States Treasury Issue at the time of prepayment, Lender shall choose a comparable Treasury Bond, Note or Bill which Lender reasonably deems to be similar to the United States Treasury Issue's characteristics (i.e., rate, remaining time to maturity, yield).

(2)    Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments remaining to be made hereunder (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date. In the event of a partial prepayment as a result of the terms of this Agreement, the Present Value of the Loan shall be calculated in accordance with the preceding sentence multiplied by the fraction which results from dividing the principal amount to be prepaid by the principal balance of the Loan immediately prior to the prepayment.

(3)    Subtract the principal amount to be prepaid from the Present Value of the Loan (or portion thereof as provided above) as of the date of prepayment. Any resulting positive differential shall be the premium.

"Qualified Institution" shall mean a bank, saving and loan association, investment bank, or commercial credit corporation that is domiciled in the United States, qualifies for federal insurance and is otherwise acceptable to Lender.

"Qualifying Manager" shall mean a successor property manager acceptable to Lender in Lender's reasonable discretion or a reputable management company having at least seven (7) years' experience in the management of commercial properties with similar uses and quality as the Premises and in the jurisdiction in which the Premises is located.

"REA" shall mean any reciprocal easement agreement or declaration of covenants, conditions or restrictions or such other similar agreement or declaration which at any time affects the Premises, as the same may be amended, restated, supplemented or otherwise modified from time to time, if and to the extent any such an agreement(s) or declaration(s) exists.

"Recourse Obligations" shall have the meaning set forth in Article X of this Agreement.

"Regular Interest Rate" shall mean a fixed rate per annum equal to 2.98%.

"Release" shall have the meaning set forth in Section 11.24 of this Agreement.

"Release Parcel" shall have the meaning set forth in Section 11.24 of this Agreement.

"Remaining Premises" shall have the meaning set forth in Section 11.24 of this Agreement.

"Rents" means all rents or other income or payments, regardless of type or source of payment (including but not limited to common area maintenance charges, security deposits (to the extent not applied in accordance with the terms of the applicable Lease(s)), storage fees, lease termination payments, purchase option payments, refunds of any type, prepayment of rents, settlements of litigation or settlements of past due rents and any letter of credit and any proceeds derived from any letter of credit) which may now or hereafter be or become due or owing to Borrower under the Lease(s), or on account of the use and operation of the Premises.

"Required Entity Status" shall mean the type of entity status the Borrower is required to maintain throughout the term of the Loan, which for this Loan shall be a Single-Purpose Entity.

"Reserve Funds" shall mean the escrows and deposits described in Article VI of this Agreement.

"Restoration" shall have the meaning set forth in Section 5.2 of this Agreement.

"Security Deposits" means all security deposits held or to be held with respect to the Premises, pursuant to the applicable Lease(s).

"Single-Purpose Entity" means a corporation, limited partnership, limited liability company, or business trust which:

(1)
is and will be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, financing, managing and operating the Premises, entering into and performing its obligations under the Loan Documents, refinancing the Premises in connection with a permitted repayment of the Loan, and transacting lawful business that is incidental, necessary and appropriate to accomplish the foregoing;

(2)	does not and will not engage in any business unrelated to the matters listed in paragraph (1) above;

(3)
does not and will not own any assets other than (a) the Premises and (b) incidental Personal Property necessary for the ownership, management and operation of the Premises, and now holds and will hold the Premises and such assets in its own name;

(4)
does and will do all things necessary to observe its organizational formalities and preserve its existence, and does not and will not engage in, seek or consent to nor will it allow any constituent party to engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by the Loan Documents, does not and will not engage in, seek or consent to any asset sale, transfer of partnership, membership, shareholder, beneficial interests, or any material amendment of its limited partnership agreement, articles of incorporation and bylaws, articles of organization, certificate of formation, operating agreement, trust agreement, trust certificate, or other organizational documents (as applicable) without first obtaining Lender's reasonable approval;

(5)
has at all times been, is and intends to remain solvent and has paid and intends to pay its debts and liabilities from its own funds and assets as the same shall become due (and with respect to Borrower, to the extent there is sufficient cash flow from the operation of the Premises to do so), and does maintain and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing shall not require its members, partners or shareholders to make additional capital contributions to such entity, and provided further that the fact that the value of the Premises is ever less than the outstanding balance of the Loan shall not violate this Section;

(6)
does and will maintain its accounts, books, financial statements and records, as well as its organizational documents and other corporate documents, as official records, separate from those of any other Person(s) (including not listing Borrower's assets as assets on the financial statement of any other Person(s); provided, however, that Borrower's assets may be included in a consolidated financial statement of its Affiliates provided that (a) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (b) such assets shall be listed on Borrower's own separate balance sheet). Borrower will file its own tax returns (to the extent Borrower is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person(s) unless Borrower is a disregarded Entity for federal income tax purposes;

(7)	does not commingle and will not commingle its funds or assets with those of any other Person;

(8)	does and will conduct its business in its own name;

(9)	does and will pay the salaries of its employees from its own funds;

(10)
does not have and will not incur any indebtedness other than (A) the Indebtedness, (B) commercially reasonable unsecured trade payables (not to exceed two percent (2%) of the principal amount of the Loan) in the ordinary course of business relating to the ownership, management and operation of the Premises which are not evidenced by a note, which are paid no later than the due date thereof and which amounts are normal and reasonable under the circumstances, and (C) such other liabilities that are expressly permitted pursuant to this Agreement;

(11)
does not have and will not acquire, assume, guarantee or become obligated for the debts, obligations or securities of any other Person or hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person, except for the Indebtedness;

(12)
does and will at all times hold itself out to the public to be, and does identify and will identify itself as, a separate and distinct Entity under its own name and not as a division or part of any other Person(s) and has corrected and will correct any known misunderstanding regarding its status as a separate and distinct Entity;

(13)	does not have and will not make loans or advances to any Person(s);

(14)	does and will maintain an arms-length relationship with its Affiliates; and

(15)
if Borrower is a single member limited liability company, it must have at least two (2) Special Members, one of which, upon the dissolution of such sole member or the withdrawal or the disassociation of the sole member from Borrower, shall immediately become the sole member of Borrower, and the other of which shall become the sole member of Borrower if the first such Special Member no longer is available to serve as such sole member.

"Special Member" means a Person(s) who is not a member of the limited liability company but has agreed to act as a Special Member under the terms of the operating agreement with only the rights and duties expressly set forth therein and only upon the occurrence of certain events that cause the member to cease to be a member of the limited liability company.

"State" means the state where the Premises is located.

"Subordination of Management Fees Agreement" shall mean any Assignment of Management Agreement and Subordination of Management Fees Agreement among Lender, Borrower and any Manager in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Tax and Insurance Escrow Fund" shall have the meaning set forth in Section 6.1 of this Agreement.

"Threshold Amount" shall mean for Alterations: $2,000,000.00; for Casualty: $2,000,000.00; for Condemnation: $1,000,000.00; and for lease termination payments (as set forth in the definition for Extraordinary Rental Payments): $250,000.00; provided however, at any time that an Event of Default has occurred and is continuing under the Loan Documents, each Threshold Amount shall be $0.00.

"Title Insurance Policy" means a loan policy of title insurance for the Premises issued to Lender insuring the first priority lien in favor of Lender created by the Mortgage.

"Transfer" shall have the meaning set forth in Section 4.2.3(a) of this Agreement.

"Trustee" means Fidelity National Title Insurance Company, or such other Trustee as may be appointed by Lender as provided in the Mortgage.

"UCC" means Uniform Commercial Code as in effect in the State.

"U.S. Publicly-Traded Entity" means a Person (other than a natural person) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States.

Section 1.2    Principles of Construction    . All references to sections are to sections in this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II. GENERAL TERMS

Section 2.1    Loan Commitment; Disbursement to Borrower.

2.1.1    The Loan. Subject to and upon the terms and conditions set forth herein, Lender has made and Borrower has accepted the Loan on the Closing Date in the Loan Amount. Borrower has requested and has received a disbursement of the Loan on the Closing Date. Any portion of the Loan borrowed and repaid hereunder in respect of the Loan may not be reborrowed. The foregoing will not be deemed to limit or restrict the disbursement to Borrower of any escrows, holdbacks, accounts, reserves or Insurance Proceeds or Awards that are to be disbursed to Borrower under other provisions of this Agreement or the other Loan Documents. The Loan shall be evidenced by the Note, this Agreement and the other Loan Documents and shall be secured by the Mortgage and the other Loan Documents.

2.1.2    Use of Proceeds. Borrower shall use the proceeds of the Loan disbursed to it (a) to pay to Lender the amounts due under the Loan Documents, and (b) for Borrower's general business purposes (including acquisition of Borrower's interest in the Premises or repayment of a previous financing arrangement, if applicable). No part of the proceeds of the Note may be used for the purpose of buying or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

Section 2.2    Interest; Loan Payments; Late Payment Charge.

2.2.1    Interest; Payments Generally. Interest on the outstanding principal balance of the Loan pursuant to the Note shall accrue at the Regular Interest Rate and shall be calculated in accordance with Section 2.2.2. A payment of interest from the Closing Date to and including July 31, 2016, shall be paid on the Closing Date calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on the Regular Interest Rate and a 360-day year. All amounts due under the Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

2.2.2    Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) thirty (30) days by (b) a daily rate by (c) the outstanding principal balance of the Loan based on a 360-day year composed of twelve 30-day months.

2.2.3    Making of Payments. Each Monthly Payment shall be paid in lawful money of the United States of America by automated clearing house transfer through such bank or financial institution as shall be approved in writing by Lender in Lender's reasonable discretion, shall be made to an account designated by Lender, or shall be made in such other manner as Lender may direct from time to time in the ordinary course of business. Any other monthly deposits or payments Borrower is required to make to Lender under the terms of the Loan Documents shall be made by the same payment method and on the same date as the Monthly Payment. Lender has the right, upon five (5) Business Days prior Notice to Borrower, to require a change in the method of payment. For purposes of making a Monthly Payment hereunder, but not for purposes of calculating interest accrual periods, if the day on which such Monthly Payment is due is not a Business Day, then amounts due on such date shall be due on the immediately succeeding Business Day. Notwithstanding the foregoing sentence, with regard to the payment due on the Maturity Date or any other payment in full of the Indebtedness, the payment shall be made by Borrower in funds immediately available to Lender by 3:00 p.m., New York City time on the date such payment is due to Lender by deposit to such account as Lender may designate by written Notice to Borrower.

2.2.4    Payments Before Maturity Date. Borrower shall pay to Lender on the Payment Date occurring on September 1, 2016 and on each Payment Date thereafter up to but not including the Maturity Date, an amount equal to the Monthly Payment, which payments shall be applied first to accrued and unpaid interest for the prior Interest Period and the balance, if any, to the outstanding principal balance of the Loan.

2.2.5    Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest (including accrued and unpaid interest to and including the Maturity Date) and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

2.2.6    Payments after Default. Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date on which the Event of Default occurred until the earlier of the date the Event of Default is waived or the date upon which the Indebtedness is paid in full. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law. This paragraph and paragraph 2.2.7 shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence and continuance of any Event of Default; and Lender retains its rights under the Note to accelerate and to continue to demand payment of the Indebtedness upon the occurrence and during the continuance of any Event of Default.

2.2.7    Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on or prior to the date on which it is due, excluding the payment of the Loan due at maturity, whether by acceleration or otherwise, Borrower shall pay to Lender within five (5) days after demand the Late Charge in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law. Notwithstanding the foregoing, during the period that interest at the Default Rate is accruing upon amounts due under the Loan Documents, no Late Charges (other than Late Charges already assessed by Lender) shall be incurred by or assessed against Borrower.

2.2.8    Usury Savings. Notwithstanding anything herein or in any of the other Loan Documents or the Environmental Indemnity to the contrary, no provision contained herein or therein which purports to obligate Borrower to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent it calls for the payment of any interest or other amount in excess of such maximum. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall, at the option of Lender, be refunded to Borrower or be applied to the reduction of the unpaid balance of the Loan Amount, without a Prepayment Premium and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of the Loan Amount such excess shall be refunded to Borrower. This paragraph shall control all agreements between Borrower and Lender.

Section 2.3    Prepayments.

2.3.1    Prepayment During the Open Period. Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open Period, except as otherwise specifically set forth in this Agreement, including without limitation, Section 2.3.2. From and after the commencement of the Open Period, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than thirty (30) days prior written Notice to Lender specifying the date on which prepayment is to be made, provided Borrower may send subsequent notices changing the date of prepayment to a date no earlier than three (3) days after delivery of such notice and/or retracting such prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

2.3.2    Prepayment Prior To Open Period. In addition to the Loan prepayment rights expressly set forth in this Agreement, including, without limitation Section 2.3.1, Section 5.4(c), and Section 11.24, prior to the Open Period, Borrower may prepay the principal balance of the Note in full (or in part in connection with the release of a Release Parcel if permitted by the terms of this Agreement), in accordance with the requirements of clauses (a) – (c) of Section 2.3.1 hereof; provided further, that such prepayment is accompanied by payment of the Prepayment Premium.

2.3.3    Release on Payment in Full. Lender shall, at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the lien of the Mortgage on the Premises and remit any remaining Reserve Funds to Borrower. No voluntary or involuntary prepayment of anything less than the full amount of the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement shall give rise to any obligation on the part of Lender to release the lien of the Mortgage on the Premises, except as provided in Section 11.24.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

Section 3.1    Borrower Representations. Borrower represents and warrants as of the Closing Date that:

3.1.1    Organization. Borrower is and, until the Indebtedness is paid in full, will continue to (a) be a duly organized and validly existing Entity in good standing under the laws of the state of its formation, (b) if applicable, be duly qualified to transact business in each jurisdiction in which the nature of its business, the Premises or any of the other Collateral makes such qualification necessary, (c) have the requisite Entity power and authority to carry on its business as now being conducted, (d) have the requisite Entity power to execute, deliver and perform its obligations under the Loan Documents and Environmental Indemnity, and (e) comply with the provisions of all of its organizational documents and the Legal Requirements of the state of its formation. Schedule II includes a Certified Organizational Chart that sets forth the ownership interest (and relationship) of each Interest Owner in Borrower with a direct or indirect ownership of twenty percent (20%) or more.

3.1.2    Required Entity Status. Borrower complies with the provisions and requirements of the Required Entity Status.

3.1.3    Authorization. The execution, delivery and performance of the Loan Documents and Environmental Indemnity and the borrowing evidenced by the Note (i) are within the applicable powers of the Borrower and any Person(s) executing on behalf of Borrower; (ii) have been authorized by all requisite action; and (iii) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any governing instrument of Borrower or any Entity(ies) executing on behalf of Borrower, or any indenture, agreement or other instrument to which Borrower or any Person(s) executing on behalf of Borrower is a party or by which each such party or any of their respective assets or the Premises is or may be bound or affected.

3.1.4    Enforceability. To the best of Borrower's knowledge, the Loan Documents and Environmental Indemnity constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

3.1.5    Financial Condition. (i) Borrower is solvent, and will not become insolvent as a result of incurring the Indebtedness, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to the Borrower, Guarantor or any owner of a direct interest in Borrower has been initiated, (ii) Borrower has not entered into this Loan transaction with the intent to hinder, delay or defraud any creditor, (iii) Borrower has received reasonably equivalent value for the making of the Loan, and (iv) Borrower has no known contingent liabilities which could reasonably be expected to have a Material Adverse Effect. All financial statements heretofore delivered to Lender by or on behalf of Borrower are true and correct in all material respects, have been prepared in accordance with the Approved Accounting Method consistently applied, fairly present the respective financial conditions of the subjects thereof as of the dates thereof and for the periods covered thereby, and no material adverse change has occurred in the financial conditions presented therein since the respective dates thereof.

3.1.6    Litigation. To the best of Borrower's knowledge, there are no pending actions, suits or proceedings at law or in equity by or before any Governmental Authority, arbitrator or other authority or, to the knowledge of Borrower, threatened in writing against Borrower or any Interest Owner(s) or the Premises that could reasonably be expected to have a Material Adverse Effect.

3.1.7    Not Foreign Person. Borrower is not a "foreign person" within the meaning of the Code.

3.1.8    ERISA. Until the Indebtedness is paid in full: (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a "plan" as defined in and subject to Section 4975 of the Code, (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code, (iii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to employee benefit plans or any governmental plans, (iv) Borrower has made and will continue to make all required contributions to all employee benefit plans, if any, established for or on behalf of Borrower or to which Borrower is required to contribute, (v) Borrower has and will continue to administer each such plan, if any, in accordance with its terms and the applicable provisions of ERISA and any other federal or state law, and (vi) Borrower has not and will not permit any liability under Sections 4201, 4243, 4062 or 4069 of Title IV of ERISA or taxes or penalties relating to any employee benefit plan or multi-employer plan to become delinquent or assessed, respectively, which would have a Material Adverse Effect.

3.1.9    OFAC. Until the Indebtedness is paid in full:

(A)    Borrower has complied and will continue to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect;

(B)    None of (i) the Borrower, (ii) any Person having a twenty percent (20%) or greater economic interest in the Borrower, or (iii) any Person otherwise controlling the Borrower, is or will become an Embargoed Person;

(C)    Borrower will not use the proceeds of the Loan to finance or otherwise facilitate, directly or indirectly, any transaction or dealing with an Embargoed Person;

(D)    Borrower's profits are not and will not be predominantly derived from dealings with Embargoed Persons, including but not limited to activities in countries subject to United States embargoes administered by OFAC; and

(E)    Borrower has made and will make appropriate inquiries, including inquiries about Persons having an ownership interest in the Borrower, to ensure the foregoing representations and warranties remain true and correct at all times.

The foregoing representations shall not apply to the extent that any such Person's ownership interest in Borrower is held solely through a U.S. Publicly-Traded Entity and is less than twenty percent (20%).

3.1.10    Investment Company Act. Borrower is not and, until the Indebtedness is paid in full, Borrower will not be (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.11    Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which could reasonably be expected to have a Material Adverse Effect. Borrower is not in default (beyond any grace or notice and cure periods) in any respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any indenture, agreement or instrument to which it is a party or by which Borrower or the Premises is bound.

3.1.12    No Defaults. To the best of Borrower's knowledge, no default or Event of Default exists under or with respect to any Loan Document or the Environmental Indemnity.

3.1.13    Title. Borrower owns good, indefeasible, marketable and insurable fee simple title to the Premises, free and clear of all liens, other than the Permitted Encumbrances. Borrower has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey good title to the Premises. There are not now, and there will not be any outstanding options or agreements to purchase or rights of first refusal to purchase affecting the Premises, except those tenant purchase rights, if any, as previously approved by Lender in writing.

3.1.14    Condemnation. Borrower has not received written or verbal notice that (i) a Condemnation has been commenced or is contemplated with respect to all or any portion of the Premises, or (ii) a relocation of roadways providing direct access to the Premises has been commenced or is contemplated.

3.1.15    Liens. All costs and expenses of any and all labor, materials, supplies and equipment used on or prior to the date hereof in the construction of the Improvements have been paid in full. Borrower (or a prior owner of the Premises) has paid in full for, and Borrower is the owner of, all furnishings, fixtures and equipment (other than tenants' property), if any, used in connection with the operation of the Premises, free and clear of any and all security interests, liens or encumbrances, except the Permitted Encumbrances, except for immaterial equipment leases.

3.1.16    Separate Assessment. The Premises is and, until the Indebtedness is paid in full, will be assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements not constituting part of the Premises is or will be assessed and taxed together with the Premises or any portion thereof.

3.1.17    Enforceability of Lien. To the best of Borrower's knowledge, upon recordation in the appropriate real property records in the State and the payment of all applicable filing fees related thereto, the Mortgage securing the Loan establishes and creates a valid, effective, and enforceable first mortgage lien on and a security interest in, or claim to the Premises as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances. To the best of Borrower's knowledge, all Personal Property and fixtures covered by the Mortgage are (or will be) subject to a UCC financing statement to be filed and/or recorded, as appropriate, for such recordation or filing in all places necessary to perfect a valid first priority lien with respect to the rights and property that are the subject of the Mortgage to the extent governed by the UCC.

3.1.18    Flood. To the best of Borrower's knowledge, except as shown on the survey delivered to Lender in connection with the closing of the Loan, no portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards, or, if now or hereafter located within any such area, Borrower has either elevated such Improvements to applicable minimum elevation or has obtained and will maintain applicable flood hazard insurance.

3.1.19    Permits, Licenses, Approvals. To the best of Borrower's knowledge, (i) Borrower has obtained and will maintain all necessary certificates, licenses, permits and other approvals, governmental and otherwise, necessary for the operation of the Premises and the conduct of its business, and (ii) the Land and the Improvements and the intended use thereof by Borrower comply with all applicable Legal Requirements.

3.1.20    Encroachments. Except as shown on the Survey, none of the Improvements lie or will lie outside of the boundaries of the Land or the applicable building restriction lines to the extent that such could reasonably be expected to have a Material Adverse Effect. Except as shown on the Survey, no improvements on adjoining properties now or will encroach upon the Land so as to adversely affect the value or marketability of the Premises except those which are insured against by the Title Insurance Policy or otherwise approved by Lender in writing.

3.1.21    Access/Utilities. All public roads and streets necessary for service of and access to the Premises for the current or contemplated use thereof have been completed and are physically and legally open for use by the public. All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Land and the Improvements for their intended purposes are available to the Premises, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements.

3.1.22    Physical Condition. Except as disclosed in the physical condition report delivered to Lender in connection with the closing of the Loan, to the best of Borrower's knowledge, as of the Closing Date, (i) the Premises is free from (a) unrepaired damage caused by a Casualty, and (b) material structural defects and (ii) all building systems contained in the Premises are in good working order in all material respects, subject to ordinary wear and tear.

3.1.23    No Prior Assignment. As of the Closing Date, Lender is the assignee of all of Borrower's interest under the Lease(s), and as of the Closing Date, there are no other assignments of any of the lessor's interest in the Lease(s) or any of the Rents due or to become due and payable thereunder.

3.1.24    Security Deposits. Borrower is in possession of the Security Deposits, if any, all of which are held in compliance with all applicable Legal Requirements.

3.1.25    Lease(s). Except as otherwise disclosed to Lender in writing, (a) Borrower is the sole owner of the entire lessor's interest in the Lease(s); (b) the Lease(s) are the valid, binding and enforceable obligations of Borrower and the applicable tenant or lessee thereunder; (c) except for first and/or last month's rents and Security Deposits collected in accordance with prevailing renting practices, none of the Rents have been collected for more than one (1) month in advance; (d) the premises demised under the Lease(s) have been completed and the tenants under the Lease(s) have accepted the same and have taken possession of the same on a rent-paying basis except as previously disclosed in writing to Lender; (e) there exists no offset or defense to the payment of any portion of the Rents except as previously disclosed in writing to Lender; (f) no Lease contains an option to purchase, right of first refusal to purchase, right of first offer to purchase, expansion right, or any other similar provision except as previously disclosed in writing to Lender; (g) no Person(s) has any possessory interest in, or right to occupy the Premises, except under and pursuant to the Permitted Encumbrances; (h) all leasing broker fees and commissions payable by Borrower on or prior to the Closing Date with respect to the Lease(s) have been paid in full, in cash or other form of immediately available funds except as previously disclosed in writing to Lender; (i) Borrower has delivered to Lender copies of all Lease(s) of all or any portion of the Premises; (j) to the best of Borrower's knowledge, there are no illegal activities or activities relating to illegal controlled substances at the Premises; and (k) Borrower has not received any notice of termination or intent to vacate from any tenant except as previously disclosed in writing to Lender.

3.1.26    Special Assessments.    There are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting the Premises, nor, to the knowledge of Borrower, are there any contemplated improvements to the Premises that may result in such special or other assessments.

3.1.27    REA. The REA, if any, is in full force and effect and neither Borrower nor, to the best of Borrower's knowledge, any other party to the REA, is in default thereunder, and to the best of Borrower's knowledge after due inquiry, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Except as set forth in the Title Insurance Policy, the REA has not been modified, amended or supplemented in any respect.

3.1.28    Margin Stock. Neither the Borrower nor any subsidiary of Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

Section 3.2    Survival. Borrower agrees that (i) all of the representations and warranties of Borrower set forth in Section 3.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any Indebtedness remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower; (ii) the representations and warranties set forth in the Environmental Indemnity shall survive as stated therein; and (iii) Borrower will not take any action, or fail to take any action, the effect of which would be to make any of the representations and warranties of Borrower set forth in Section 3.1 no longer true. The fact tht the value of the Premises is ever less than the outstanding balance of the Loan shall not constitute a breach of Section 3.1.5, nor shall any partner of member (direct or indirect) in Borrower be obligated to contribute capital to Borrower to prevent a breach of Section 3.1.5. All representations, warranties, covenants and agreements made by Borrower in this Agreement, in the other Loan Documents and the Environmental Indemnity shall be deemed to have been relied upon by Lender notwithstanding any investigation hereafter made by Lender or on its behalf. Borrower will promptly notify Lender in writing if any of the representations, warranties or covenants in this Agreement, in the other Loan Documents and the Environmental Indemnity are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached. In addition, Borrower will, at the request of Lender, provide such information as may be reasonably requested by Lender to determine Borrower's compliance with the terms hereof.

ARTICLE IV. BORROWER COVENANTS

Section 4.1    Affirmative Covenants. From the Closing Date and until (i) the payment and performance in full of all obligations of Borrower under the Loan Documents or (ii) the earlier release of the lien of the Mortgage encumbering the Premises in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

4.1.1    Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees, charges and expenses to the extent required under the Loan Documents and the Environmental Indemnity, including but not limited to any continuing obligations set forth in Article III of this Agreement that are to be observed, performed and satisfied until the Indebtedness is paid in full.

4.1.2    Liens/Business Operations. Borrower shall pay before delinquency any indebtedness permitted to be incurred by Borrower pursuant to the Loan Documents and any other claims which could become a lien on the Premises (unless otherwise specifically permitted in this Agreement, the Environmental Indemnity or the other Loan Documents), and upon request of Lender exhibit satisfactory evidence of the discharge thereof. Borrower shall manage, operate and maintain the Premises and keep the Premises, including but not limited to, the Improvements, in good condition and repair (ordinary wear and tear excepted) and free from mechanics' liens or other liens or claims for liens, provided however, that notwithstanding anything in this Agreement or the other Loan Documents to the contrary, Borrower may in good faith, with reasonable diligence and upon written Notice to Lender within twenty (20) days after Borrower has knowledge of such lien or claim, contest the validity or amount of any such lien or claim and defer payment and discharge thereof during the pendency of such contest in the manner provided by law, provided that the Contest Requirements are satisfied.

4.1.3    Business; Compliance. Borrower shall comply, and use commercially reasonable efforts to cause each lessee or other user of the Premises to comply, with the Legal Requirements. Borrower shall not commit, permit or suffer to exist, any act or omission affording the federal government or any state or local government the right of forfeiture as against (a) the Premises or any part thereof or (b) any monies paid in performance of Borrower's obligations under the Loan Documents. Borrower shall, if other than a natural person, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and, if other than its state of formation, the State. Borrower shall notify Lender at least thirty (30) days prior to (i) any relocation of the Chief Executive Office of Borrower or any change in Borrower's state of formation, and/or (ii) if Borrower is a natural person, any relocation of Borrower's principal residence. In addition, Borrower shall give Lender prior written Notice of its intent to change its name and shall comply with the terms and conditions of Section 4.2.3. of this Agreement in connection therewith.

4.1.4    Taxes. Borrower shall pay or cause to be paid before any penalty attaches or interest accrues all general taxes, special taxes, assessments (including assessments for benefits from public works or improvements whenever begun or completed), utility charges, water charges, sewer service charges, common area maintenance charges, if any, vault or space charges and all other like charges against or affecting the Premises or against any Personal Property, or which might become a lien on the Premises (except those taxes and assessments that may be impounded and paid directly to the taxing authority in accordance with Section 6.1 of this Agreement), and shall, within ten (10) Business Days following Lender's written request, furnish to Lender a duplicate receipt or other verification of such payment. If any such tax, assessment or charge may legally be paid in installments, Borrower may, at its option, pay such tax, assessment or charge in installments. Notwithstanding the foregoing or anything to the contrary in this Agreement or the other Loan Documents, if Borrower desires to contest any tax, assessment or charge relating to the Premises, Borrower may do so in the manner provided by law; provided, however, that the Contest Requirements are satisfied.

4.1.5    Alterations. Unless otherwise specifically set forth herein and except for any Lender approval required in connection with any Property Reserves Escrow Fund, Borrower shall obtain Lender's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) to (a) any Alterations to any Improvements on the Premises that could upon completion thereof, reasonably be expected to have a Material Adverse Effect, (b) any demolition, reduction or expansion of the gross leasable area of the Improvements, (c) any Alterations for which the cost will exceed the Threshold Amount, or (d) any other Alterations other than those listed in the following sentence. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any Alterations which are (i) tenant improvement work performed pursuant to the terms of any Lease executed on or before the Closing Date, (ii) (a) tenant improvement work performed pursuant to the terms and provisions of a Lease entered into by Borrower in accordance with the terms of this Agreement, or (b) tenant improvement work which is commercially reasonable to facilitate re-letting of any portion of the Premises, either of which does not materially adversely affect (x) any structural component of any Improvements, (y) any mechanical, electrical, utility or heating, cooling or ventilation system contained in any Improvements, or (z) the exterior (including the roof) of any building constituting a part of any Improvements, (iii) performed in connection with the restoration of the Premises after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement, or (iv) required under Legal Requirements. If the total unpaid amounts due and payable with respect to Alterations to the Improvements at the Premises (other than amounts to be paid or reimbursed by tenants under the Lease(s)) shall at any time exceed the Threshold Amount, Borrower shall promptly notify Lender and upon Lender's reasonable request shall deliver to Lender, as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents, any of the following: (i) a cash deposit, (ii) a letter of credit acceptable to Lender, (iii) a completion bond from a bonding company reasonably acceptable to Lender, or (iv) a completion and/or payment guaranty from Guarantor, in form and substance reasonably acceptable to Lender; provided no additional security shall be required to the extent of escrows already deposited with Lender for tenant improvements or related deposits. All Alterations shall be completed on a timely basis subject to Force Majeure, in a good workmanlike manner and in accordance with all Legal Requirements. So long as no Event of Default then exists under the Loan Documents, Lender shall release said additional security from time to time upon receipt of acceptable written evidence of payment of actual costs for the Alterations together with those items as Lender reasonably deems necessary in its discretion. Funds held as additional security for Alterations that exceed the Threshold Amount shall be subject to the applicable terms of Article VI of this Agreement.

4.1.6    REA/Easements. Borrower shall (i) promptly and faithfully observe, perform and comply with all the material terms, covenants and provisions of the REA on its part to be observed, performed and complied with, at the times set forth therein and to do all things necessary to preserve unimpaired its rights thereunder; (ii) not do, permit, suffer or refrain from doing anything under the REA, the result of which could reasonably be expected to have a Material Adverse Effect; (iii) not cancel, surrender, modify, amend or in any way alter or permit the alteration of any of the terms of the REA and not to release any party thereto other than Borrower from any obligation imposed upon it thereby, if such cancellation, surrender, modification, amendment, alteration or release could reasonably be expected to result in a Material Adverse Effect; and (iv) give Lender prompt written Notice of any material default of which Borrower has knowledge by any party to the REA and promptly deliver to Lender copies of each notice of such material default and, after the occurrence and during the continuance of an Event of Default, copies of all notices, communications, plans, specifications and other similar instruments received or delivered by Borrower in connection with the REA. Notwithstanding anything to the contrary contained in this Section 4.1.6, Borrower shall have the right to make non-material amendments to the REA without the consent of Lender if the same could not reasonably be expected to result in a Material Adverse Effect and Borrower shall have the right to otherwise amend the REA with the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed. In addition, Borrower shall have the right to enter into easements or other similar agreements ("Easements") relating to the use or development of the Premises without Lender's prior written consent, if said Easements do not or could not reasonably be expected to (a) have a Material Adverse Effect, (b) adversely affect access to the Premises, or (c) require any lessee's prior consent that has not been obtained by Borrower. Recorded copies of all amendments to the REA and recorded copies of all Easements entered into by Borrower must be delivered to Lender promptly in accordance with the Notice provisions.

4.1.7    Financial Reporting. Borrower shall keep adequate books and records of account of the Premises and its own financial affairs, and shall cause Guarantor to keep books and records of account of its own financial affairs, sufficient to permit the preparation of financial statements therefrom in accordance with the Approved Accounting Method, consistently applied and shall furnish to Lender the following, which shall be prepared, dated and certified by Borrower as true, correct and complete in the form reasonably required by Lender, unless otherwise specified below:

(a)    Within 90 days after the end of each fiscal year for Borrower, detailed financial reports covering the full and complete operation of the Premises, prepared in accordance with the Approved Accounting Method, including, without limitation, income and expense statements;

(b)    Within 15 days after any written request by Lender, the reports described in paragraph (a) above, prepared on a quarterly basis, and said reports may be internally prepared by Borrower;

(c)    Within 90 days after the end of each fiscal year for Borrower, a detailed rent roll of the leasing status of the Premises as of the end of such year identifying the lessee (and assignee, subtenants and licensees, if any) and location of demised premises; square footage leased; base and additional rental amounts including any increases; rental concessions, allowances, abatements and/or rental deferments (both upcoming and expired); pass-through amounts; purchase options; commencement and expiration dates; early termination dates; renewal options and annual renewal rents; total net rentable area of the Premises; the existence of any affiliation between Borrower and tenant; and a detailed listing of tenant defaults;

(d)    Within 15 days following Lender's written request, (i) a detailed annual budget for the current fiscal year, for Lender's review, but not approval, to include, without limitation, a comparison showing corresponding information for Borrower's preceding fiscal year; (ii) a copy of Borrower's and Guarantor's (if any) most currently completed signed federal income tax return; (iii) detailed annual financial reports for Borrower and any Guarantor for the immediately preceding fiscal year; (iv) if applicable and required to be furnished by the lessee pursuant to the terms of its lease, a listing of sales volumes attained by lessees of the Premises under percentage leases for the immediately preceding year; and (v) an aged accounts receivable report; and

(e)    Such other financial statements, and such other information and reports (including background and credit reports which may be obtained by Lender at Lender's cost) as may, from time to time, reasonably be required by Lender.

4.1.8    Required Entity Status. Borrower shall comply with the provisions and requirements of the Required Entity Status.

4.1.9    Title. Borrower at its sole cost (i) shall warrant and defend the title to the Premises against all claims and demands of all persons whomsoever, subject to the Permitted Encumbrances; (ii) will on demand execute any additional instrument which may be required to give Lender a valid first lien on all of the Premises; and (iii) will do all things necessary to preserve and keep the Premises free and clear of any liens (other than liens being contested in accordance with the Contest Requirements), subject only to the Permitted Encumbrances.

Section 4.2    Negative Covenants. From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the lien of the Mortgage encumbering the Premises in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

4.2.1    Property Management. Unless otherwise specified below, Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), (i) terminate any Management Agreement except in connection with the replacement of the Manager pursuant to the terms of this Section 4.2.1, modify or amend any of the provisions of any Management Agreement if such termination, modification or amendment could reasonably be expected to result in a Material Adverse Effect; (ii) pay management fees in excess of fees which are market fees in the surrounding geographic area for the applicable property type (provided that Lender has approved the fees payable under the Management Agreement); or (iii) enter into any new management agreement with respect to the Premises except in connection with the replacement of the Manager pursuant to the terms of this Section 4.2.1. If (a) an Event of Default has occurred and is continuing, (b) Manager shall become bankrupt or insolvent or (c) a default beyond any applicable notice and cure period by Manager occurs under the Management Agreement that gives Borrower the right to terminate the Management Agreement, then Lender, at its option, may require Borrower to engage a replacement management agent and terminate the Manager without fee or obligation to Lender. Borrower shall promptly provide Lender with written Notice of the occurrence of any such default or bankruptcy/insolvency of Manager of which Borrower has knowledge. So long as no Event of Default has occurred and is continuing, notwithstanding the foregoing or anything to the contrary in this Agreement, Borrower may, without Lender's prior written consent or approval, retain a Person(s) (the "New Manager") to act as Manager of the Premises or replace an existing Manager provided that (i) the New Manager is a Qualifying Manager who shall manage the Premises pursuant to a commercially reasonable and market comparable Management Agreement, and (ii) the New Manager executes and delivers to Lender an agreement substantially similar to the Subordination of Management Fees Agreement executed in connection with the initial Loan closing or if no such Subordination of Management Fees Agreement was executed in connection with the initial closing of the Loan, then in form and substance reasonably acceptable to Lender; upon satisfaction of these terms and conditions, the New Manager shall be considered to be "Manager" hereunder and all references in this Agreement and the other Loan Documents to "Manager" shall be deemed to refer to said New Manager, the term "Management Agreement" hereunder and all references in this Agreement and the other Loan Documents to "Management Agreement" shall be deemed to refer to the management agreement pursuant to which such New Manager manages the Premises and the term "Subordination of Management Fees Agreement" hereunder and all references in this Agreement and the other Loan Documents to "Subordination of Management Fees Agreement" shall be deemed to refer to the agreement executed and delivered by the New Manager to Lender.

4.2.2    Zoning/Use. Borrower shall not cause or permit any change in the general use of the Premises without Lender's prior written consent. Borrower shall not (i) initiate or consent to any zoning reclassification of any portion of the Premises, (ii) seek any variance under any existing zoning ordinance or use, or (iii) permit the use of any portion of the Premises in any manner that could reasonably be expected to result in the current use thereof becoming a non‑conforming use under any applicable zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender; provided, however, the prior written consent of Lender shall not be unreasonably withheld, conditioned or delayed in connection with any application of Borrower seeking any zoning reclassification, any variance under any existing zoning ordinance or any special use or permit with regard to the Release Parcel in connection with the completion of the Release of the Release Parcel from the lien of the Mortgage, if permitted hereunder. Borrower shall not make or permit any use of the Premises that could be reasonably expected, with the passage of time, to result in the creation of any right of use, or any claim of adverse possession or easement on, to or against any part of the Premises in favor of any Person(s) or the public.

4.2.3    Transfers.

(a)    Except for the Permitted Transfer(s) described in this Section 4.2.3 or except to the extent permitted elsewhere in the Loan Documents (including (i) Lease(s) permitted by the terms of this Agreement, (ii) transfers of Release Parcels if permitted by the terms of this Agreement, and (iii) Easements permitted by the terms of Section 4.1.6), Borrower or any Person(s) owning an interest in Borrower shall not permit, acquiesce to or allow any of the following to occur: (A) a sale, conveyance, option to sell, assignment, transfer, encumbrance (other than (i) the Permitted Encumbrances, or (ii) any lien affecting the Premises for which Borrower is contesting and has complied with the Contest Requirements provided the same does not result in a Transfer of title to or interest in the Premises), including any mortgage, hypothecation, lien or conveyance of security title, alienation, pledge, forfeiture or other disposition (whether directly or indirectly, voluntary or involuntary, or by operation of law) of all or any portion of the Premises or an interest in the Premises or direct or indirect ownership interests in the Borrower; (B) the reconstitution or conversion of Borrower and/or any Person(s) owning a direct interest in Borrower from one Entity type to another Entity type, including (i) any change in the state of formation or organization or incorporation of Borrower, (ii) any change in the name of Borrower, (iii) the conversion of any general partnership interest in Borrower to a limited partnership interest if Borrower is a partnership, or any change, removal, or resignation of any general partner of Borrower if Borrower is a partnership, (iv) the admission of an Interest Owner as, or conversion of an existing Interest Owner into, a holder of any "preferred equity" in Borrower (obligating the Borrower to make payments to such Interest Owner without regard to cash flow of the Premises), and (v) a partial or complete liquidation, dissolution or termination of Borrower and/or any general partner of Borrower; (C) the issuance or other creation of ownership interests in the Borrower and/or any Person(s) owning an interest in Borrower (excluding Hines Global REIT II, Inc. and shareholders of Hines Global REIT II, Inc.); (D) a merger, consolidation, reorganization or any other business combination with respect to Borrower and/or any Person(s) owning an interest in Borrower (excluding Hines Global REIT II, Inc. and shareholders of Hines Global REIT II, Inc,); (E) a conversion to or operation of all or any portion of the Premises as a cooperative or condominium form of ownership; (F) if the Borrower is a trust, or if a trust owns a direct ownership interest in Borrower, the revocation, termination or expiration of such trust or the addition, deletion or substitution of a trustee of such trust; or (G) the acknowledgement or consent by Borrower to an encumbrance on, or an assessment against, all or any portion of the Premises to any Governmental Incentive Financing. For the purposes of this provision, any of the events described above shall be defined as a "Transfer". If any such Transfer occurs without the prior written consent of Lender (other than Transfers where Lender's consent is not required as set forth below or as otherwise provided elsewhere in this Agreement), it shall be null and void and shall constitute an immediate Event of Default under the Loan Documents, subject to and in accordance with Section 7.1(a)(v) of this Agreement. Lender may in its commercially reasonable discretion consent to a Transfer (not otherwise expressly permitted by the terms hereof) and any such consent shall not constitute a consent as to any other Transfer.

(b)    Each of the following Transfers shall be considered a "Permitted Transfer(s)":

(i)    Premises Transfer: So long as no Event of Default exists under the Loan Documents, Lender shall not unreasonably withhold its consent to a Transfer of the Premises (each, a "Premises Transfer") provided Lender receives sixty (60) days advance written request from Borrower and provided the following conditions are complied with in each instance:

(1)    Prior review and approval of the proposed purchaser or other transferee ("Transferee") and the subject Transfer by Lender, in Lender's commercially reasonable discretion. Review of the Transferee and the subject Transfer shall encompass various factors, including, but not limited to, the proposed Transferee's creditworthiness, financial strength, and real estate management and leasing expertise, Lender's lending exposure to the proposed Transferee (or any Person(s) owning an interest in said Transferee) as well as the proposed Transfer's effect on the Premises, the Borrower, and other security for the Loan;

(2)    Payment to Lender of an assumption fee equal to (a) one half of one percent (0.50%) of the then outstanding principal balance of the Loan for the first assumption, and (b) one percent of the then outstanding principal balance of the Loan for each assumption thereafter; provided, however, that Lender will require $15,000.00 of such fee to be paid at the beginning of Lender's review process, and such sum shall be nonrefundable and earned upon receipt by Lender whether or not the transaction is ultimately completed or Lender ultimately approves the proposed Transfer;

(3)    Receipt, at Borrower's expense, of an endorsement to the Title Insurance Policy bringing the effective date of the Title Insurance Policy forward to the date of the consummation of the Transfer and which is otherwise reasonably acceptable to Lender (or if an acceptable endorsement is not available, a new standard mortgage ALTA loan policy acceptable to Lender);

(4)    Receipt by Lender of copies of all relevant information and documentation relating to or reasonably required by Lender in connection with the proposed Transfer including but not limited to (a) the organizational documents of the Transferee; (b) the deeds or other instruments of transfer for the Premises or interests in Borrower and documents relating to the assignment and assumption of Lease(s); (c) evidence of compliance with the insurance requirements contained in the Loan Documents; (d) compliance with such other closing requirements as are customarily imposed by Lender in connection with such Transfers; and (e) compliance with the representations and warranties herein regarding the Transferee's Required Entity Status;

(5)    Execution, delivery, acknowledgment and recordation, as applicable, of such loan assumption agreements (assuming all of Borrower's obligations under the Loan Documents), loan modification agreements, and new, revised and/or replacement indemnification agreements, property reserve agreements/addendums, security instruments, financing statements, UCCs, new or revised letters of credit and/or guarantees each in form and substance reasonably satisfactory to Lender; provided that all such documents shall be substantially on the same terms and conditions as the existing Loan Documents;

(6)    Payment of Lender's reasonable outside counsel fees and costs, if any, and any other fees and costs incurred by Borrower in connection with such Premises Transfer whether or not the Premises Transfer is consummated; and

(7)    If applicable, receipt by Lender of a waiver from any tenant having a right or option to purchase the Premises or any portion thereof, waiving such right or option in form and substance acceptable to Lender.

Lender agrees to release any Guarantor(s) from any further obligations under the Guaranty and to release Borrower from any further obligations under the Loan Documents (excluding Borrower's and any Guarantor's obligations in the event of fraud or misrepresentation and under the Environmental Indemnity except as provided herein) in connection with a Premises Transfer from and after the date of the Premises Transfer provided:  (a) the Transferee executes an assumption agreement reasonably acceptable to Lender assuming all of Borrower's obligations under (i) the Loan Documents (other than the Environmental Indemnity) arising from and after the Premises Transfer, and (ii) the Environmental Indemnity; (b) any Guarantor(s)'s obligations (other than the Environmental Indemnity) arising from and after the Premises Transfer and under the Environmental Indemnity are assumed by a Person(s) having ownership in

Transferee and acceptable to Lender in its reasonable discretion; (c) Borrower and any Guarantor(s) shall be released from their obligations under the Environmental Indemnity only if said obligations are assumed in writing by a Person(s) reasonably acceptable to Lender which obligations shall specifically include all past Environmental Activity or Condition regardless of causation; and (d) all obligations of Borrower under the Loan Documents have been satisfied in full up to and including the date of the Premises Transfer.

(ii)    Reconstitution of Borrower: So long as no Event of Default exists under the Loan Documents, the reconstitution or conversion of Borrower from one Entity type to another Entity type shall be permitted without Lender's consent, provided the following conditions are complied with in each instance: (1) the ownership of Borrower will be substantially the same after the reconstitution or conversion as reasonably determined by Lender; (2) Borrower satisfies conditions (3)-(7) of the Premises Transfer requirements above; and (3) Lender receives a reasonable fee for handling such Transfer not to exceed $7,500.00.

(iii)    Borrower Name Change: So long as no Event of Default exists under the Loan Documents, Borrower shall be permitted without Lender's consent to change its name provided the following conditions are complied with in each instance: (1) the Entity type has not changed (see Reconstitution of Borrower for change in Entity type requirements); (2) the ownership of Borrower will be exactly the same after the name change as determined by Lender; (3) Borrower satisfies conditions (4), (5) and (7) of the Premises Transfer requirements above; and (4) Lender receives a reasonable fee for handling such Transfer not to exceed $5,000.00.

(iv)    Hines Transfer: Provided (A) Borrower is controlled by Guarantor or another Hines Affiliate, (B) Guarantor or another Hines Affiliate controls Hines Global REIT II Properties LP ("HGR II OP"), and (C) not less than 51% of the interests in Borrower is owned directly or indirectly by HGR II OP, Guarantor, or another Hines Affiliate, the following transfers are permitted without Lender's consent and without the payment of any fee, charge, or penalty: (a) transfers (including pledges) of direct or indirect interests in Borrower, HGR II OP and Guarantor, (b) the issuance of new shares or other direct or indirect interests in HGR II OP and/or Guarantor, (c) the merger, combination, consolidation or other reorganization of Guarantor and/or HGR II OP, and (d) the pledge of up to a 49% direct or indirect interest in Borrower; provided that for any such transfer of 20% or more of direct/indirect interest in Borrower, (1) Lender receives at least thirty (30) days prior written notice of such transfer ; (2) Lender receives an organizational chart for Borrower which includes ownership breakdowns for all entity levels and is certified by Borrower as true and correct; (3) at Lender's option, Lender receives an acceptable background and credit check, at Borrower's cost, for the transferee if upon consummation of the transfer said transferee's direct/indirect interest in Borrower equals or exceeds 20% and Lender has not already received and approved a background and credit check for said transferee; (4) at Lender's option, Lender receives an acceptable OFAC report at Borrower's cost; and (5) Lender receives a reasonable fee for handling each such transfer, not to exceed $2,500.00.

For purposes of subsection (iv) above, the following terms shall have the following meanings:

"Hines Affiliate" means any entity which is any of (i) a general or limited partnership, in which the only managing general partners are one or more of Gerald D. Hines, Jeffrey C. Hines, HILP; (ii) a limited liability company in which the only managing members are one or more of Gerald D. Hines, Jeffrey C. Hines, HILP; (iii) a corporation a majority of the voting stock of which is owned, directly or indirectly, by any combination of members of the Hines Family, one or more Hines Family Trusts; (iv) HILP; (v) any Hines Fund; or (vi) any other entity other than the entities described in clauses (i) through (iv) of this definition that is Controlled, directly or indirectly, by one or more of Gerald D. Hines, Jeffrey C. Hines, a Hines Family Trust, HILP, or members of the Hines Family.

"HILP" means Hines Interests Limited Partnership, a Delaware limited partnership.

"Hines Family" means any one or more of (i) Jeffrey C. Hines, his spouse and his children and grandchildren (including, without limitation, children and grandchildren by adoption); or (ii) Gerald D. Hines, his spouse and his children and grandchildren (including, without limitation, children and grandchildren by adoption).

"Hines Family Trust" means a trust, the vested beneficiaries of which include members of the Hines Family and in which the only trustees are one or more of Gerald D. Hines, Jeffrey C. Hines, members of the Hines Family, HILP, or one or more current or former employees of HILP.

"Hines Fund" means any fund or co-investment vehicle, platform or program (e.g., a series of related coordinated investments through project-specific legal entities) controlled by HILP or another Hines Affiliate, as fund, entity or program managing general partner, managing member or manager, including, without limitation, any real estate investment trust or similar entity.

Notwithstanding anything herein to the contrary, any such Transfer shall be conditioned upon Borrower's ability to, after giving effect to the Transfer in question, (I) remake the representations contained herein relating to OFAC and ERISA matters (and, upon Lender's request, Borrower shall deliver to Lender an Officer's Certificate containing such updated representations effective as of the date of the consummation of the applicable Transfer), and (II) continue to comply with the covenants contained herein relating to OFAC and ERISA matters.

ARTICLE V. INSURANCE; CASUALTY; CONDEMNATION

Section 5.1    Insurance.

(a)    Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Premises providing at least the following coverages:

(i)    comprehensive all risk property insurance on a special form causes of loss basis (against losses caused by but not limited to, fire, smoke, lightning, windstorm (including named storm), hail, explosion, collapse, sinkhole, malicious mischief, vandalism, sprinkler leakage, and terrorism) covering the Improvements (specifically excluding any buildings pursuant to pad or ground leases which are owned and insured by the lessees thereof) and the Personal Property (as applicable) . The property insurance policy shall comply with the following:

(A)    be in an amount not less than one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean the agreed upon replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation (excluding the land value) or such lesser amount specifically approved in writing by Lender;

(B)    be written on a replacement cost basis with a waiver of depreciation;

(C)    contain an agreed amount endorsement or waiver of all co-insurance provisions with respect to the Improvements and Personal Property;

(D)    include a deductible not to exceed $100,000 with the exception of flood, earthquake and windstorm, which may have a deductible not to exceed $100,000 or 5% of the total insurable value; and

(E)    contain an "Ordinance or Law Coverage" endorsement (to include (i) loss to the undamaged portion of the Improvements, (ii) demolition costs, and (iii) increased cost of construction endorsements) if any of the Improvements or the use of the Premises shall at any time constitute non-conforming structures or uses.

(ii)    commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Premises with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence, and Two Million Dollars ($2,000,000) in the annual aggregate (the aggregate limit shall apply per location if multiple properties are insured under the policy). The commercial general liability policy shall not include a deductible/self-insured retention greater than $100,000. The commercial general liability policy shall provide coverage for the following hazards: (A) premises and operations; (B) products and completed operations; (C) independent contractors; and (D) contractual liability for all insured contracts, plus additional excess liability insurance in a minimum amount of $20,000,000 per occurrence on terms consistent with the requirements in the foregoing sentence;

(iii)    rental loss or business interruption insurance, with a waiver of all coinsurance provisions, for the perils specified herein (I) for (A) one hundred percent (100%) of the Rents (including Operation Expenses) for a period of eighteen (18) months or (B) on an actual losses sustained basis for a minimum period of eighteen (18) months (specifically excluding Rents under Lease(s) where the lessee has no rental abatement or termination rights in connection with a Casualty during the term of the Loan for so long as said Lease(s) is in full force and effect); and (II) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements has been repaired, the continued loss of income will be insured until such income either returns to the same level it was prior to the loss, or the expiration of six (6) months from the date that the Premises is repaired or replaced and operations are resumed, whichever first occurs and notwithstanding that the policy may expire prior to the end of such period;

(iv)    at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Premises coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form;

(v)    flood insurance, in an amount reasonably determined by Lender, if any portion of the Improvements is at any time located in a "special flood hazard area" as identified by the Federal Emergency Management Agency, or any successor agency thereto;

(vi)    equipment breakdown/boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii)    if any Policy described in clauses (i)-(iv) above shall contain an exclusion from coverage under such Policy for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, Borrower shall maintain insurance against loss or damage incurred as a result of acts of terrorism or similar acts of sabotage provided such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost as reasonably determined by Lender; and

(viii)    upon sixty (60) days' written Notice, such other commercially reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Premises located in or around the region in which the Premises is located.

(b)    (i)    All insurance provided for in Section 5.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of Lender as to form and content, including amounts, deductibles, loss payees and insureds, such approval not to be unreasonably withheld, conditioned or delayed. The Policies shall name Borrower as a Named Insured. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and must be rated A, class size VIII or better in the most current issue of Best's Insurance Reports or A3 from Moody's or A1 from Standard and Poor's.

(ii)    The Policies for the insurance described in Sections 5.1(a)(i), (iii), (iv), (v), (vi), (vii) and (viii) (as applicable) shall have attached thereto standard mortgagee and loss payee/lender's loss payable clauses in favor of and permitting Lender to collect any and all proceeds payable thereunder and shall include a 30-day (except for nonpayment of premium, in which case, a 10-day) notice of cancellation clause in favor of Lender. The Policies for the insurance described in Sections 5.1(a)(ii), (vii) and (viii) (as applicable) shall name Lender as an additional insured and shall include a 30 day (except for nonpayment of premium, in which case, a 10 day) notice of cancellation clause in favor of Lender.

(iii)    All certificates of insurance (or copies of Policies if requested by Lender) shall be delivered to Lender with evidence of renewal coverage delivered to Lender on or before the expiration date of any policy. The certificates of insurance must include all limits, sublimits and deductibles of the applicable Policy. If requested by Lender, Borrower shall certify to the certificates of insurance upon renewal or replacement of the Policies with a form similar to Schedule I attached herein.

(iv)    Borrower shall not carry or permit to be carried separate insurance, concurrent in kind or form and contributing in the event of loss, with any insurance required in the Loan Documents.

(v)    Borrower may carry the insurance coverages required herein under blanket insurance policies provided that: (A) any policy of blanket insurance hereunder shall comply in all respects with the provisions of this Section 5.1; (B) the protection afforded by Borrower under any policy of blanket insurance hereunder shall be no less than which would have been afforded under a separate policy or policies relating to the Premises; and (C) any blanket policy remains subject to review and the reasonable approval by Lender based on the schedule of locations and values, which shall be provided by Borrower upon Lender's request.

(vi)    If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, (provided that Borrower shall not have provided such evidence to Lender within five (5) Business Days of Borrower's receipt of written notice from Lender which may be in the form of email, facsimile or mail), upon reasonable prior notice to Borrower, to take such action as Lender reasonably deems necessary to protect its interest in the Premises, including, without limitation, the obtaining of such insurance coverage as Lender in its reasonable discretion deems appropriate. All costs incurred by Lender in connection with such action or in obtaining such insurance and keeping it in full force and effect which are not promptly paid by Borrower shall be added to the Indebtedness and shall bear interest at the Default Rate from the date of such advance until paid and shall be due and payable on demand.

Section 5.2    Casualty. If the Premises shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt Notice of such damage to Lender and shall, taking into account the time necessary to adjust the loss, obtain permits and enter into restoration contracts, promptly commence and diligently prosecute the completion of the repair and restoration of the Premises as nearly as reasonably possible to the condition the Premises was in immediately prior to such Casualty with such alterations as may be reasonably approved by Lender (a "Restoration") and otherwise in accordance with Section 5.4. Subject to the Net Proceeds being made available by Lender, Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Borrower (or Lender, if an Event of Default then exists) shall settle and adjust any claim under the Policies required to be maintained by Borrower; provided, however, that any settlement or adjustment where the aggregate amount of Net Proceeds (including any deductible payable by Borrower) exceeds the Threshold Amount shall be subject to the written approval of Lender, not to be unreasonably withheld or delayed and all other settlements or adjustments shall require contemporaneous Notice to Lender. In all circumstances, the proceeds thereof shall be paid to Lender and Lender is authorized to collect and to give receipts therefor. Lender may, but shall not be obligated to make proof of loss if Borrower is not diligently pursuing the same.

Section 5.3    Condemnation. Borrower shall promptly give Lender Notice of the actual or threatened commencement of any proceeding for the Condemnation of the Premises and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate with Borrower in any such proceedings to the extent that the Award therefrom is reasonably anticipated by Lender to exceed the Threshold Amount. Borrower shall from time to time deliver to Lender all instruments reasonably requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. In all circumstances, the proceeds thereof shall be paid to Lender and Lender is authorized to collect and to give receipts therefor. Lender may, but shall not be obligated to make proof of loss if Borrower is not diligently pursuing the same. Notwithstanding any Condemnation, Borrower shall continue to pay the Indebtedness at the time and in the manner provided for its payment in the Note and in this Agreement and the Indebtedness shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of reasonable out-of-pocket expenses of collection, to the reduction or discharge of the Indebtedness. If a portion of the Premises is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Premises (to the extent that such Restoration is necessary) and otherwise comply with the provisions of Section 5.4. If the Premises is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Indebtedness.

Section 5.4    Restoration. The following provisions shall apply in connection with the Restoration of the Premises:

(a)    If the Net Proceeds shall be equal to or less than the Threshold Amount, and the costs of completing the Restoration shall be equal to or less than the Threshold Amount, the Net Proceeds will be disbursed by Lender to Borrower for the Restoration (or in the case of a Condemnation where Restoration is not necessary, for Borrower's general business purposes) upon receipt, provided that no Event of Default then exists.

(b)    If the Net Proceeds are greater than the Threshold Amount or the costs of completing the Restoration are greater than the Threshold Amount, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 5.4(b). The term "Net Proceeds" shall mean: (x) the amount of all insurance proceeds received by Lender pursuant to the Policies described in Section 5.1 as a result of the Casualty, after deduction of its reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (y) the amount of the Award, after deduction of its reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

(i)    The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions is met, in Lender's discretion:

(A)    no Event of Default shall have occurred and be continuing;

(B)    in the event the Net Proceeds are Condemnation Proceeds, the land constituting the Premises which is taken is located along the perimeter or periphery of the Premises, and no material portion of the Improvements is located on the condemned land or Lender has otherwise determined the Condemnation does not and could not reasonably be expected to have a Material Adverse Effect;

(C)    Lease(s) in effect as of the date of the occurrence of such Casualty or Condemnation or Lease(s) obtained in substitution thereof (which otherwise satisfy the terms of this Agreement), whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be such that upon completion of the Restoration the DSC Ratio shall be at least equal to the lesser of: the DSC Ratio existing immediately prior to the Casualty or Condemnation or 1.0x;

(D)    Borrower shall commence the Restoration as soon as reasonably practicable, subject to delays for Force Majeure, but in no event later than the period of time required by any applicable Lease(s), REA, or any applicable zoning law, ordinance, rule or regulation, and shall diligently pursue the same to satisfactory completion;

(E)    Lender shall be reasonably satisfied that any operating deficits, including all scheduled Monthly Payments, which will be incurred with respect to the Premises as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 5.1(a)(iii), if applicable, or (3) other funds of Borrower;

(F)    Lender shall be reasonably satisfied that the Restoration will be completed and the tenants will be in occupancy and open for business on or before the earliest to occur of (1) the Maturity Date, (2) the earliest date required for such completion/occupancy under the terms of any applicable Lease(s) or REA, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Premises to substantially the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (4) the expiration of the insurance coverage referred to in Section 5.1(a)(iii) unless Borrower shall have provided to Lender additional security acceptable to Lender for rent loss interruption;

(G)    the Premises and the use thereof after the Restoration will be in compliance in all material respects with and permitted under all applicable zoning laws, ordinances, rules and regulations, the Lease(s) and, if applicable, REA(s);

(H)    the Restoration shall be done and completed by Borrower in a reasonably expeditious and diligent fashion and in compliance in all material respects with all applicable Legal Requirements;

(I)    such Casualty or Condemnation, as applicable, does not result in the loss of (i) permanent access to the Premises or the related Improvements unless substitute access reasonably satisfactory to Lender is available to the Premises or (ii) parking on the Premises unless substitute parking reasonably satisfactory to Lender is available to the Premises or such loss of parking does not and could not reasonably be expected to have a Material Adverse Effect; and

(J)    such other conditions to such disbursements, in Lender's reasonable discretion, as would be customarily required by a construction lender doing business in the area where the Premises is located and making loans secured by collateral similar to the Premises, including, without limitation, receipt of lien waivers for work performed.

(ii)    Notwithstanding anything contained herein to the contrary, if the Net Proceeds exceed the Threshold Amount, all Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Section 5.4(b), shall constitute additional security for the Indebtedness and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed then to date (except to the extent that such materials, work and/or labor are to be paid for out of the requested disbursement, in which case Borrower shall submit invoices for such costs and expenses) in connection with the Restoration have been paid for in full, (B) subject to the rights of contest set forth in this Agreement, there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Premises arising out of the Restoration unless the Contest Requirements have been satisfied, and (C) all terms and conditions of Section 5.4(b)(i) have been satisfied. Lender shall credit Borrower with interest on the Net Proceeds (and the Net Proceeds Deficiency, if cash and if applicable) pursuant to the Escrow Interest Calculation.

(iii)    Lender must approve the plans and specifications required in connection with the Restoration before such Restoration is commenced if the estimated cost of Restoration exceeds 25% of the Indebtedness or involves any structural changes or modifications, which approval shall not be unreasonably withheld, conditioned or delayed.

(iv)    Borrower must pay to Lender a non-refundable processing fee for disbursing the Net Proceeds equal to the greater of $5,000.00 or .25% of the amount of such Net Proceeds within sixty (60) days after Net Proceeds are received and before Lender disburses any Net Proceeds.

(v)    In no event shall Lender be obligated to make disbursements of the Net Proceeds (except as provided in Section 5.4(a) above) in excess of actual costs incurred from time to time for work in place as part of the Restoration, as certified by Borrower, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to five percent (5%) (or such other amount reasonably determined by Lender) of the costs actually incurred for work in place as part of the Restoration, as certified by Borrower. The Casualty Retainage shall not be released until Borrower certifies to Lender that the Restoration has been substantially completed in accordance with the provisions of this Section 5.4(b) and that all approvals necessary for the re-occupancy and use of the Premises have been obtained from all appropriate Governmental Authorities and copies thereof delivered to Lender, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage which endorsement shall be reasonably acceptable to Lender.

(vi)    Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vii)    If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are reasonably estimated to be incurred in connection with the completion of the Restoration, Borrower shall demonstrate to the reasonable satisfaction of Lender the availability of sufficient funds of Borrower to satisfy such deficiency or, if Borrower is not able to so demonstrate, at Lender's election upon written Notice to Borrower, Borrower shall deposit the deficiency in the form of cash, a letter of credit acceptable to Lender, or such other security acceptable to Lender (the "Net Proceeds Deficiency") with Lender not later than sixty (60) days after the date of said Notice and before any further disbursement of the Net Proceeds shall be made. Any Net Proceeds Deficiency deposited with Lender shall be held by Lender as additional security for the Loan and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.4(b), the Net Proceeds Deficiency shall constitute additional security for the Indebtedness and other obligations of Borrower under the Loan Documents.

(viii)    The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender, after the Restoration has been substantially completed in accordance with the provisions of this Section 5.4(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full and all work performed in connection with the Restoration has been completed, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and be continuing under the Loan Documents.

(c)    To the extent any of the conditions for Restoration set forth in Section 5.4(b) above are not satisfied, Lender may elect to either (i) permit the Restoration to occur notwithstanding the fact that certain of such conditions for Restoration have not been satisfied (in which case Lender will make the Net Proceeds available as set forth above); or (ii) retain and apply the Net Proceeds toward the payment of the Indebtedness whether or not then due and payable, without Prepayment Premium or other prepayment penalty or premium so long as no Event of Default then exists, in such order, priority and proportions as Lender in its sole discretion shall deem proper. If Lender elects item (i) of this paragraph above, after completion of the Restoration, any excess Net Proceeds pursuant to Section 5.4(b)(viii) shall be returned to Borrower. If the Net Proceeds are equal to or greater than Twenty-five Million and 00/100 Dollars ($25,000,000.00) and Lender elects item (ii) above, Lender, in its sole and absolute discretion, may declare the entire Indebtedness to be immediately due and payable provided, however, that if no Event of Default then exists, no Prepayment Premium shall be due. Irrespective of whether any Event of Default then exists, if Lender elects option (ii) above and the Loan is in the Open Period, no Prepayment Premium or other prepayment penalty or premium shall be due and payable in connection with any partial or prepayment in full of the Indebtedness.

(d)    Should a Casualty occur after foreclosure or sale proceedings have been instituted, the Insurance Proceeds, if not applied to Restoration, shall be used to pay (i) the Indebtedness then due and owing in the event of a non-judicial sale in such priority as Lender elects, or (ii) the amount due in accordance with any decree of foreclosure or deficiency judgment that may be entered in connection with such proceedings, and the balance, if any, shall be paid to the owner of the equity of redemption if it shall then be entitled to the same, or otherwise as any court having jurisdiction may direct.

ARTICLE VI. RESERVE FUNDS

Section 6.1    Tax and Insurance Escrow Fund. Following an Event of Default, Borrower shall deposit with Lender, on each Payment Date, an amount equal to one-twelfth (1/12) of the sums calculated by Lender (plus a reasonable "cushion") for payment of: (i) the estimated annual taxes and assessments assessed or levied against the Premises, and (ii) the estimated annual premiums for property insurance required by the Loan Documents, excluding commercial general liability insurance (collectively, the "Tax and Insurance Escrow Fund"). Lender shall use the Tax and Insurance Escrow Fund to pay the taxes, assessments and insurance premiums, as applicable when the same become due; or, upon Borrower's prior written request (which must be received by Lender at least thirty (30) days prior to the pertinent due date of the taxes, assessments or insurance premiums, as applicable), reimburse Borrower in connection with Borrower's payment of taxes, assessments and insurance premiums, as applicable, upon receipt of written evidence of payment of same which is acceptable to Lender. Borrower shall timely procure and deliver to Lender, in advance of the due date, such statements, invoices or bills for such foregoing charges. If the total payments made by Borrower under this Section 6.1 exceed the amount of payments actually made by Lender for taxes, assessments and insurance premiums, such excess shall be credited by Lender on subsequent Tax and Insurance Escrow Fund deposits to be made by Borrower. If, however, the Tax and Insurance Escrow Fund is insufficient to pay the taxes, assessments and insurance premiums when the same shall be due and payable, Borrower will pay to Lender any amount necessary to make up the deficiency, within three (3) Business Days after Lender has notified Borrower of such deficiency, but in all events prior to the date when payment of such taxes, assessments and insurance premiums shall be delinquent, subject to Borrower's right to contest any such taxes or assessments, provided the Contest Requirements are satisfied.

Section 6.2    Property Reserves Escrow Fund. To the extent applicable, Borrower shall deposit with Lender certain funds to be held by Lender as required by and in accordance with the provisions of Section 8.1(b) hereof and Schedule IV attached hereto.

Section 6.3    Miscellaneous.

(a)    Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Indebtedness. Until disbursed, expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Indebtedness.

(b)    In no event shall Lender be obligated to disburse funds from a Reserve Fund if an Event of Default shall exist. During the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of any amounts or obligations then due under the Loan Documents or Environmental Indemnity in any order in its sole discretion (in the event Lender has accelerated the Loan, any such application of such sums to the payment of the Indebtedness shall require payment of a Prepayment Premium subject to and in accordance with the terms of this Agreement), apply such funds for the purposes for which they were held or hold such funds in a non-interest bearing account as additional security for the Loan; provided, however, that if there is an Event of Default resulting in a public sale of the Premises, or if Lender otherwise acquires the Premises after an Event of Default, Borrower shall be entitled to a credit of the tax portion of the Tax and Insurance Escrow Fund against any delinquent or accrued ad valorem taxes accrued or owing prior to the Conveyance Date with respect to the Premises.

(c)    The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender. Nothing contained herein shall cause Lender to be deemed a trustee of any Letter of Credit, any renewal thereof or any proceeds therefrom.

(d)    The Reserve Funds shall be held without any allowance for interest unless otherwise specifically set forth in Schedule IV attached hereto. If interest is allowed, all earnings of interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund unless otherwise specified in Schedule IV.

(e)    Upon satisfaction of the Mortgage, any amounts remaining in the Reserve Funds shall be promptly returned to Borrower.

(f)    Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds provided that Lender has deposited the Reserve Funds with a Qualified Institution.

ARTICLE VII. DEFAULTS

Section 7.1    Events of Default.

(a)    Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

(i)    failure to pay when due any principal, interest, Prepayment Premium or other Indebtedness, taxes or assessments or insurance premiums required pursuant to the Loan Documents or the Environmental Indemnity, and such failure shall have continued for five (5) days; provided, however that Lender shall give Borrower written Notice specifying such default with respect to the first such default in any calendar year and any subsequent occurrence of such default in any calendar year shall constitute an Event of Default without Notice by Lender to Borrower; or

Notwithstanding the above, in the event that Borrower fails to pay on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Loan Documents, then an Event of Default shall immediately occur without Notice by Lender to Borrower.

Further notwithstanding the above, in the event that a failure to pay taxes or assessments or insurance premiums in excess of five (5) days after the due date results in (i) a Material Adverse Effect, (ii) a failure to comply with Section 5.1(a), or (iii) subject to Borrower's right to contest any such tax or assessment, provided the Contest Requirements are satisfied, the filing of a tax lien against the Premises, then an Event of Default shall occur without Notice by Lender to Borrower.

Further notwithstanding the above as it relates solely to taxes, assessments and insurance premiums, to the extent that a Tax and Insurance Escrow Fund has been established in accordance with Article VI of this Agreement and Borrower has fully complied with all terms and conditions of Article VI relating to same, then an Event of Default shall not occur for Lender's failure to apply any of said Tax and Insurance Escrow Fund amounts.

In no event shall Borrower's failure to pay when due any principal, interest, Prepayment Premium or other Indebtedness, taxes or assessments or insurance premiums required pursuant to the Loan Documents or the Environmental Indemnity be subject to Force Majeure.

(ii)    Borrower, Interest Owner or Guarantor admits in writing its inability to pay its debts or voluntarily brings or acquiesces to any of the following: (A) any action for dissolution, act of dissolution or dissolution or the like of Borrower, Interest Owner(s) or any Guarantor under the Federal Bankruptcy Code as now or hereafter constituted; (B) the filing of a petition or answer proposing the adjudication of Borrower, Interest Owner(s) or any Guarantor as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to any present or future federal or state bankruptcy or similar law; (C) the appointment by order of a court of competent jurisdiction of a receiver, trustee or liquidator of the Premises or any part thereof or of Borrower, Interest Owner(s) or any Guarantor or of substantially all of the assets of Borrower, Interest Owner or any Guarantor; or (D) a transfer in fraud of creditors or an assignment for the benefit of creditors, subject to the rights granted Borrower to replace any such Guarantor pursuant to subparagraph (viii) below; or

(iii)    one or more of the items set forth in the foregoing subparagraph (ii) above occur which were not either voluntarily brought or acquiesced in by Borrower, Interest Owner(s) or any Guarantor, and which are not discharged or dismissed within ninety (90) days after the action, filing or appointment, as the case may be; or

With respect to the matters in subparagraph (ii) above and this subparagraph (iii) for an Interest Owner(s) only, no Event of Default shall occur until a claim or right is asserted against Borrower or the Premises which delays or otherwise adversely affects Lender's rights, remedies, or interests granted under the Loan Documents (whether or not such assertion is successful).

(iv)    with respect to the matters not described in any other subparagraphs of this section, failure to duly observe or perform or the breach of any covenant, condition or agreement of the Borrower or any Guarantor contained in the Loan Documents or in the Environmental Indemnity, and such failure shall have continued for thirty (30) days after Notice specifying such failure is given by Lender to Borrower, subject to the rights granted Borrower to replace any such Guarantor pursuant to subparagraph (viii) below; or

If any failure to observe or perform under this subparagraph (iv) shall be of such nature that it cannot be cured or remedied within thirty (30) days, Borrower and/or Guarantor shall be entitled to a reasonable concurrent period of time to cure or remedy such failure (not to exceed one hundred twenty (120) days following the giving of Notice), provided Borrower and/or Guarantor commences the cure or remedy thereof within the thirty (30) day period following the giving of Notice and thereafter proceeds with diligence, as determined by Lender, to complete such cure or remedy.

(v)    the failure of Borrower to duly observe or perform or the breach of any of the covenants, conditions and agreements of the Borrower contained in Section 4.2.3 of this Agreement or in Section 3.1 of the Mortgage and to cure such failure within ten (10) days following Borrower's receipt of Notice of such failure; provided, however, that Borrower shall only be granted said ten (10) day cure period if (1) the failure to observe or perform is a curable event, (2) the Transfer does not have a Material Adverse Effect, and (3) the granting of said cure period will not have a Material Adverse Effect as reasonably determined by Lender; or

(vi)    any representation (other than fraud or willful misrepresentation) when made by or on behalf of Borrower, Interest Owner(s) or any Guarantor regarding the Premises, the making or delivery of any of the Loan Documents or the Environmental Indemnity or in any written information provided by or on behalf of Borrower, Interest Owner(s) or any Guarantor in connection with the Loan shall prove to be untrue or inaccurate and in Lender's reasonable determination, such untruth or inaccuracy has a Material Adverse Effect; or

(vii)    fraud or willful misrepresentation by or on behalf of Borrower, Interest Owner(s) or any Guarantor regarding the Premises, the making or delivery of any of the Loan Documents or the Environmental Indemnity or in any written information provided by or on behalf of Borrower, Interest Owner(s) or any Guarantor in connection with the Loan; or

(viii)    subject to the provisions of this Agreement, the death or incapacitation of any Guarantor (or any Person(s) who is personally liable for any obligation under the Loan Documents or the Environmental Indemnity) or any other Event of Default occurs with respect to Guarantor under the foregoing clauses (ii), (iii), (iv) and (vii) (such Guarantor, a "Defaulting Guarantor") unless (a) the remaining Guarantor(s), if any, have a net worth or an aggregate net worth, as the case may be, equal to or greater than an amount equal to: the net worth of said remaining Guarantor(s) as of the Closing Date plus the net worth of the decedent or incapacitated Guarantor or Defaulting Guarantor, as applicable, as of the Closing Date and affirm in writing the continued joint and several liability under the Guaranty within ninety (90) days of the death or incapacitation of, or Event of Default attributable to, such Guarantor, (b) a substitute Guarantor(s) having an interest in Borrower and otherwise reasonably acceptable to Lender having a net worth or an aggregate net worth, as the case may be, equal to or greater than the net worth of the decedent or incapacitated Guarantor or Defaulting Guarantor, as applicable, as of the Closing Date shall become liable by an assumption agreement acceptable to Lender within ninety (90) days of the death or incapacitation of, or Event of Default attributable to, such Guarantor, (c) the remaining Guarantor(s) and a substitute Guarantor(s) having interest in Borrower and otherwise reasonably acceptable to Lender collectively have a net worth or an aggregate net worth, as the case may be, equal to or greater than an amount equal to: the net worth of said remaining Guarantor(s) as of the Closing Date plus the net worth of the decedent or incapacitated Guarantor, or Defaulting Guarantor, as applicable as of the Closing Date and affirm in writing the joint and several liability under the Guaranty within ninety (90) days of the death or incapacitation of, or Event of Default attributable to, such Guarantor (Lender must receive a background and credit check and an OFAC report, both acceptable to Lender and at Borrower's cost, for any substitute Guarantor(s)); or (d) Borrower provides additional collateral for the Loan to Lender's reasonable satisfaction; or

(ix)    the failure of Borrower to comply with the provisions of the Required Entity Status and to cure such failure to comply within ten (10) days following Borrower's receipt of Notice from Lender of such failure; provided, however, that Borrower shall only be granted said ten (10) day cure period if the failure to maintain the Required Entity Status is a curable event and the granting of said cure period will not have a Material Adverse Effect as reasonably determined by Lender; or

(x)    the failure of Borrower to duly observe, perform or satisfy the obligations of the Borrower contained in Section 3.1.9 of this Agreement or the failure of Guarantor, if any, to duly observe, perform or satisfy the obligations of Guarantor contained in paragraphs 5(e)-(h) of the Guaranty;

(b)    Upon the occurrence of an Event of Default, in each and every such case, the whole of the principal balance of the Loan shall, at the option of the Lender and without further notice to Borrower, become immediately due and payable together with accrued interest thereon, a Prepayment Premium (unless the Loan term is in the Open Period) and all other Indebtedness, and whether or not Lender has exercised said option, interest shall accrue on the entire principal balance of the Loan and any accrued interest, Prepayment Premium or other Indebtedness then due, at the Default Rate until fully paid or if Lender has not exercised said option, for the duration of any Event of Default. Borrower agrees that if Lender accelerates the whole or any part of the principal balance of the Loan after the occurrence of an Event of Default but prior to the Open Period, Borrower waives any right to prepay the principal sum hereby secured in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, the Prepayment Premium.

Section 7.2    Remedies. To the extent permitted by applicable law, upon the occurrence of an Event of Default which is continuing, Lender shall have the rights and remedies afforded under applicable law and hereunder, in the Mortgage, the Environmental Indemnity and the other Loan Documents, including acceleration.

Section 7.3    Payment of Costs; Remedies Cumulative; Waivers.

(a)    Borrower agrees that all reasonable costs, charges and expenses, including but not limited to, reasonable attorneys' fees and costs, incurred or expended by Trustee or Lender arising out of or in connection with (i) any default, breach or failure by Borrower under the Loan Documents, (ii) servicing of the Loan (other than routine loan servicing performed in the ordinary course of business and for the performance of which Lender is not routinely reimbursed by other borrowers in the ordinary course of Lender's business), including administrative or service fees assessed by Lender pursuant to a Borrower consent request, or (iii) the exercise, enforcement, compromise, defense, litigation, or settlement of any of Lender's rights or remedies under the Loan Documents or relating to the Loan or the Indebtedness, including any action, proceeding or hearing, legal, equitable or quasi-legal, in any way affecting or pertaining to the Loan Documents, the Environmental Indemnity, or the Premises, shall be promptly paid by Borrower upon written Notice from Lender. All such sums not promptly paid by Borrower shall be added to the Indebtedness secured hereby and shall bear interest at the Default Rate from the date of such advance until paid and shall be due and payable on demand.

(b)    Borrower hereby agrees that upon the occurrence of an Event of Default and the acceleration of the Indebtedness, to the full extent that such rights can be lawfully waived, Borrower hereby waives and agrees not to insist upon, plead, or in any manner take advantage of, any rights of redemption, valuation, appraisement, notice of acceleration, any stay of execution, extension, exemption, homestead, marshaling or moratorium law or any law providing for the valuation or appraisement of all or any part of the Premises prior to any sale or sales thereof under any provision of the Mortgage or before or after any decree, judgment or order of any court or confirmation thereof, or claim or exercise any right to redeem all or any part of the Premises so sold and hereby expressly waives to the full extent permitted by applicable law on behalf of itself and each and every Person acquiring any right, title or interest in or to all or any part of the Premises, all benefit and advantage of any such laws which would otherwise be available to Borrower or any such Person, and agrees that neither Borrower nor any such Person will invoke or utilize any such law to otherwise hinder, delay or impede the exercise of any remedy granted or delegated to Lender herein but will permit the exercise of such remedy as though any such laws had not been enacted. Borrower hereby further expressly waives to the full extent permitted by applicable law on behalf of itself and each and every Person acquiring any right, title or interest in or to all or any part of the Premises any and all rights of redemption from any sale or any order or decree of foreclosure obtained pursuant to provisions of the Mortgage.

(c)    All rights and remedies granted to Trustee or Lender in the Loan Documents shall be in addition to and not in limitation of any rights and remedies to which it is entitled in equity, at law or by statute, and the invalidity of any right or remedy herein provided by reason of its conflict with applicable law or statute shall not affect any other valid right or remedy afforded to Trustee or Lender. No waiver of any default or Event of Default under any of the Loan Documents shall at any time thereafter be held to be a waiver of any rights of the Trustee or Lender hereunder, nor shall any waiver of a prior Event of Default or default operate to waive any subsequent Event of Default or default. All remedies provided for in the Loan Documents are cumulative and may, at the election of Lender, be exercised alternatively, successively or concurrently. No act of Trustee or Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision or to proceed against one portion of the Premises to the exclusion of any other portion.

ARTICLE VIII. ASSIGNMENT OF LEASES AND RENTS

Section 8.1    License to Collect Rents.

(a)    Pursuant to and in accordance with the terms of the Mortgage, Borrower has appointed Lender the true and lawful attorney of Borrower with full power of substitution and with power for it and in its name, place and stead, to demand, collect, and give receipts and releases for any and all assigned Rents effective upon an Event of Default. The terms of the Utah Uniform Assignment of Rents Act are incorporated herein by reference, with the parties acknowledging that the assignment contained therein is a present and absolute assignment and not a collateral assignment of Borrower's interest in the Rents (as defined herein and within the meaning of the Utah Uniform Assignment of Rents Act, Utah Code Annotated Section 57-26-101, et seq.) described therein. Prior to the occurrence of an Event of Default, Lender hereby grants to Borrower the revocable license to enforce all provisions contained in the Lease(s) and collect and use all Rents, as the same become due and payable, but in any event for not more than one calendar month in advance, provided, however, Borrower's use of such Rents shall be subject to the Recourse Obligations. Such license shall not be applicable to any Extraordinary Rental Payments, all of which shall be paid directly to Lender. Lender shall be entitled to hold Extraordinary Rental Payments it receives in an account as additional security for the Note and the funds shall be governed by the terms set forth below. Borrower shall render such accounts of collections as Lender may reasonably require. The license herein granted to Borrower shall be revoked immediately and automatically, without further action or documentation, upon the occurrence of an Event of Default; and upon written notice of an Event of Default at any time hereafter given by Lender to any lessee, all Rents thereafter payable and all agreements and covenants thereafter to be performed by any such lessee shall be paid and performed by such lessee directly to Lender in the same manner as if the above license had not been granted, without prosecution of any legal or equitable remedies under the Mortgage. Any lessee of the Premises or any part thereof is authorized and directed to pay to Borrower any Rent herein assigned currently for not more than one calendar month in advance, but shall make all Extraordinary Rental Payments to Lender and any payment so made, other than Extraordinary Rental Payments, prior to receipt by such lessee of the aforementioned notice shall constitute a full acquittance to lessee therefore. In the event Lender has revoked Borrower's license to collect Rents upon the occurrence of an Event of Default and Lender, in Lender's sole discretion, elects to waive said Event of Default, then provided no Event of Default subsequently occurs, any Rents (other than Extraordinary Rental Payments) collected by Lender which are in excess of those applied to pay in full any Monthly Payment(s) and any deposit(s) of Reserve Funds then due from Borrower under the terms of the Loan Documents and/or any requirements resulting as a condition to any waiver by Lender of the Event of Default shall be promptly paid to Borrower.

(b)    The entire amount of an Extraordinary Rental Payment shall be delivered to Lender. At Lender's option, such Extraordinary Rental Payments shall be held by Lender without allowance for interest (hereinafter referred to as the "Extraordinary Rental Escrow") and disbursed or applied as hereinafter provided. So long as no Event of Default then exists under the Loan Documents and the Extraordinary Rental Escrow has not otherwise been applied pursuant to the Loan Documents in connection therewith, Lender shall disburse funds from time to time from the Extraordinary Rental Escrow as follows: (i) funds resulting from lease termination payments shall be disbursed for costs and expenses incurred by Borrower for tenant improvements and leasing commissions for Lease(s) approved by Lender, at a combined rate per square foot of net rentable area leased as reasonably determined by Lender; provided, however, such sums shall be disbursed solely for tenant improvements and leasing commissions for the re-leasing of any tenant spaces; (ii) funds resulting from any prepaid rental payments in excess of one regular monthly rental payment under the Lease(s) shall be disbursed to Borrower on the Payment Date in such amounts as become due monthly under the applicable Lease(s); and (iii) in Lender's sole discretion, funds resulting from purchase option exercise payments shall be held as additional security for the Loan or applied to the Indebtedness, together with the payment of a Prepayment Premium, as applicable. Such disbursements of funds from the Extraordinary Rental Escrow shall be conditioned upon Borrower furnishing to Lender a written request for each such disbursement together with those items as Lender deems reasonably necessary in its discretion. Funds in the Extraordinary Rental Escrow shall be subject to the applicable terms of Article VI of this Agreement.

Section 8.2    Enforcement; Lender Liability    . Trustee and Lender shall be under no obligation to enforce any of the rights or claims assigned to it under the Mortgage or to perform or carry out any of the obligations of the lessor under any of the Lease(s) and does not assume any of the liabilities in connection with or arising out of the covenants and agreements of Borrower in the Lease(s); and Borrower covenants and agrees that it will faithfully perform all of the obligations which are the responsibility of Borrower under any and all of the Lease(s). All Security Deposits collected by Borrower shall be maintained in accordance with all applicable Legal Requirements and, if cash and required under applicable law to be maintained in a separate account, shall be deposited by Borrower in a Qualified Institution. Except to the extent that the same is caused solely as a result of Lender's gross negligence or willful misconduct, should Trustee or Lender incur any liability, loss or damage under the Lease(s) or under or by reason of the assignment of Lease(s), or in the defense of any claims and demands whatsoever which may be asserted against Trustee or Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Lease(s), the amount thereof, including costs, expenses and reasonable attorneys' fees and costs, shall be added to the Indebtedness.

Section 8.3    Lease(s) Approval    .

(a)    Other than as provided in Section 8.3(b) below, Borrower covenants not to alter, modify, amend or change the terms of any of the Lease(s) or give any consent or permission or exercise any option required or permitted by the terms thereof or waive any obligation required to be performed by any lessee or cancel, renew (except in accordance with the specific renewal terms of Lease(s) which have been approved in writing by Lender) or terminate any of the Lease(s) or accept a surrender thereof or enter into Lease(s) after the Closing Date without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, and Borrower will not make any further transfer or assignment thereof, or attempt to pledge, assign or encumber any of the Lease(s) or Rents or other amounts payable thereunder. Borrower further covenants to deliver to Lender, promptly upon receipt thereof, copies of any and all demands, claims and notices of default received by Borrower from any lessee under any of the Lease(s) assigned herein or of any default beyond any applicable notice or cure period thereunder by lessee. Borrower shall enforce the Lease(s) and all remedies available to Borrower against the lessees thereunder in case of default beyond any applicable notice or cure period under the Lease(s) by lessees.

(b)    Notwithstanding the foregoing and subject to Lender's lease approval rights outlined in Schedule IV attached hereto, if any, Borrower shall be permitted, in the ordinary course of business, to (i) enter into, extend, renew, amend or modify (but not terminate) any Lease which covers less than twenty percent (20%) of the net rentable area of space at the Premises; and (ii) consent to assignment by lessee or other consents in accordance with and pursuant to the terms of any Lease which covers less than twenty percent (20%) of the net rentable area of space at the Premises; all without Lender's prior written consent, provided that all of the following conditions are satisfied:

(I)    No Event of Default then exists under the Loan Documents;

(II)    The Lease contains no purchase option, right of first refusal to purchase or right of first offer to purchase all or a portion of the Premises;

(III)    A new Lease must contain terms which are commercially reasonable as determined by Borrower or Manager in its prudent business judgment;

(IV)    Lease Modifications (A) are at a market rent; (B) are commercially reasonable as determined by Borrower or Manager in its prudent business judgment; and (C) do not involve the relocation of a tenant to space not located within the Premises;

(V)    The new Lease or Lease Modification, does not or will not cause a default under any Lease(s), REA or any other document or instrument (recorded or otherwise) in any way burdening or affecting the Premises; and

(VI)    The lessee's business does not and will not involve (i) the presence of Hazardous Substances on the Premises, including but not limited to businesses engaged in the processing of dry cleaning on-site, (ii) illegal activities, or (iii) the presence of or activities related to illegal controlled substances.

(c)    Borrower shall furnish to Lender a true and complete copy of each Lease and Lease Modification, hereafter made by Borrower with respect to the Premises within thirty (30) days after delivery of each such Lease or Lease Modification by the parties thereto together with an original tenant estoppel certificate on Lender's form thereof. The delivery by Borrower of each Lease and Lease Modification that does not require Lender's consent under the terms of this Section 8.3 shall constitute a representation by Borrower that the conditions contained in this Section 8.3 have been complied with.

(d)    With regard to those Lease(s) or Lease Modification(s) for which Lender's consent is required, (A) if: (i) Borrower provides Lender with a written request for consent to such Lease or Lease Modification and the request is accompanied by: (I) a copy of the Lease or Lease Modification; and (II) copies of the most recently completed balance sheets and income statements for such lessee on any Lease(s) that covers 20% or more of the total net rentable area, to the extent reasonably available; (ii) the request is delivered to Lender by overnight delivery and otherwise in accordance with the Notice provisions and states the following at the top of the first page in bold lettering "LENDER'S RESPONSE IS REQUIRED WITHIN TEN (10) DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" (Lender and Borrower hereby agree that such ten (10) day period shall commence on the date of Lender's actual receipt of all information reasonably required by Lender in connection with Lender's review of said Lease or Lease Modification); then in the event Lender fails to either approve such request or disapprove such request (such disapproval stating the reasons for such disapproval) for more than ten (10) days after receipt thereof, the action that was the subject of said request shall be deemed approved. Lender may condition its consent to any Lease or Lease Modification on Lender's receipt of a fully executed Subordination, Non-Disturbance and Attornment Agreement, in form and substance satisfactory to Lender; and (B) if Borrower desires an Escrow Release for said Lease(s) or Lease Modification(s) in accordance with Schedule IV hereof, if applicable, said Escrow Release request must accompany the request for Lender's approval of the Lease(s) or Lease Modification(s).

(e)    Notwithstanding the above, so long as no Event of Default exists under the Loan Documents, Borrower shall have the right to terminate Lease(s) under ten percent (10%) of the net rentable area of the Premises without Lender's prior written consent in the event that the lessee under the Lease is in material default of its Lease and provided the following conditions are met: (i) after giving effect of the Lease termination, the DSC Ratio is at least 1.00x; and (ii) after giving effect of the Lease termination, the Premises is at least seventy-five percent (75%) occupied with executed Lease(s) approved by Lender or otherwise complying with Section 8.3(b) of this Agreement and in effect on the Premises, with no uncured defaults.

(f)    If requested by Borrower or any tenant of the Premises, Lender will provide lessees non-disturbance agreement(s) in form and substance reasonably acceptable to Lender. Borrower hereby acknowledges that in the course of obtaining subordination, non-disturbance and attornment agreements, non-disturbance agreements or documents of similar nature (hereinafter "Lessee Documents") either prior to or following the Closing Date from lessees in connection with the Lease(s) of the Premises, Lender may execute agreements which (i) may contain terms, conditions or restrictions on such lessees that are not consistent with the Loan Documents with regard to alterations, modifications, amendments or changes to such Lease(s), or (ii) may contain other provisions different from and in some cases in conflict with the terms of the Loan Documents. Borrower further acknowledges and agrees that Borrower's performance of its obligations under the Loan Documents are a material inducement to Lender's willingness to enter into such Lessee Documents and Borrower remains obligated to perform in accordance with all of the terms, conditions, restrictions and provisions of the Loan Documents notwithstanding the terms of any Lessee Documents.

Section 8.4    Rights of Lender. Following the occurrence of an Event of Default that is continuing, Lender may as attorney-in-fact or agent of Borrower or in its own name as Lender and under the powers granted herein extend, modify, or terminate (to the extent permitted by law or the terms of the specific Lease) any then existing Lease(s) or subleases and make new Lease(s), which extensions, modifications or new Lease(s) may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date and the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such Lease(s), and the options or other such provisions to be contained therein, shall be binding upon Borrower and all Persons whose interests in the Premises are subject to the lien of the Mortgage and shall be binding also upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Indebtedness secured by the Mortgage, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser.

ARTICLE IX. SPECIAL PROVISIONS

Section 9.1    Fees and Taxes. If by the laws of the United States of America or of any state or governmental subdivision having jurisdiction over Borrower or of the Premises or of the Loan evidenced by the Loan Documents or any amendments or modifications thereof, any tax or fee is due or becomes due or is imposed upon Lender in respect of the issuance of the Note or the making, recording and registration of the Mortgage or otherwise in connection with the Loan Documents, the Environmental Indemnity or the Loan, except for Lender's income or franchise tax, Borrower covenants and agrees to pay such tax or fee in the manner required by such law, and to hold harmless and indemnify Trustee, Lender, and their successors and assigns, against any liability incurred by reason of the imposition of any such tax or fee.

ARTICLE X. RECOURSE OBLIGATIONS

Section 10.1    Non-Recourse.

(A)        Notwithstanding any provision to the contrary in this Agreement, the other Loan Documents or the Environmental Indemnity and except as otherwise provided for in this Section 10.1, (i) the liability of Borrower under the Loan Documents shall be limited to the interest of Borrower in the Premises and the Rents; and (ii) in the event of any exercise of remedies under the Loan Documents, no judgment for any deficiency upon the Indebtedness evidenced by the Loan Documents shall be sought or obtained by Lender against Borrower. Nothing herein shall in any manner limit or impair (a) the existence of the Indebtedness, or the lien of the Mortgage or enforcement of the Loan Documents and the Environmental Indemnity pursuant to the terms thereof, or (b) the obligations of any indemnitor or Guarantor, if any.

(B)    Notwithstanding the foregoing limitation, Borrower shall be personally liable to Lender for any actual loss or damage to Lender arising from any of the following:

(a)    (i) the failure to pay any of the taxes, assessments or similar charges specified in the Loan Documents, or (ii) the failure to maintain insurance in compliance with the provisions of the Loan Documents, or (iii) to the extent same have been disbursed to Borrower in accordance with the Loan Documents, Borrower's failure to apply Insurance Proceeds or Condemnation Proceeds in compliance with the provisions of the Loan Documents;

Notwithstanding the above, Borrower's personal liability for the specific amounts of any unpaid tax installments, assessments or similar charges or insurance premiums, only, shall be limited to the amount of Rents received by Borrower for the nine (9) months preceding an Event of Default of which Borrower has received written Notice and thereafter; but less any such Rents applied to (A) payment of principal, interest and other charges when due under the Loan Documents, or (B) payment of Operation Expenses provided that Borrower has furnished Lender with evidence reasonably satisfactory to Lender of the Operation Expenses (including market-based management and leasing fees) and payment thereof.

(b)    breach of the representations, warranties and covenants in the Environmental Indemnity;

(c)    physical waste of the Premises caused by the gross negligence or willful misconduct of Borrower, Guarantor or any of their respective Affiliates or Manager which materially damages or materially reduces the value of the Premises;

(d)    any Rents which Borrower receives after receipt of written Notice of, and during the continuance of an Event of Default under the Loan Documents which are not applied to (A) payment of principal, interest and other charges when due under the Loan Documents or (B) payment of Operation Expenses (including market-based management and leasing fees);

(e)    any Security Deposits or other refundable deposits or prepaid Rents (together with any interest required by law) not applied in accordance with the terms of the Lease(s) or not turned over to Lender upon conveyance of the Premises to Lender pursuant to foreclosure or power of sale or by a deed acceptable to Lender;

(f)    misapplication or misappropriation by or on behalf of Borrower or Guarantor of tax reserve accounts, tenant improvement reserve accounts, Reserve Funds disbursements or other similar sums paid to or held by Borrower or any other Person(s) (other than Lender) in connection with the operation of the Premises;

(g)    any fraud or willful misrepresentation by or on behalf of Borrower, Interest Owner or any Guarantor regarding the Premises, the making or delivery of any of the Loan Documents or in any materials or information provided by or on behalf of Borrower, Interest Owner or Guarantor, if any, in connection with the Loan;

(h)    the loss of Lender's perfection or priority of its security interest in Personal Property covered under any UCC financing statement due to Borrower's failure to notify Lender as provided for in Section 4.1.3 of this Agreement;

(i)    the filing of a mechanic's lien affecting the Premises other than a mechanic's lien affecting the Premises for which Borrower has complied with the Contest Requirements; and

(j)    all legal costs and expenses (including reasonable attorneys' fees) reasonably incurred by Lender in connection with litigation or other legal proceeding involving the collection or enforcement of the Loan or preservation of Lender's rights under the Loan Documents, other than those customarily incurred by a lender in realizing upon its lien in an uncontested foreclosure sale after an undisputed default, but only to the extent (a) Lender is the prevailing party in such litigation, legal proceeding and enforcement and, (b) Borrower, Guarantor or any Affiliate of Borrower or Guarantor acts or attempts to prevent, impede or delay such litigation, legal proceeding, and enforcement action and such act or attempted act is held by a court having jurisdiction to be (1) frivolous, or (2) not raised or asserted in good faith.

Notwithstanding anything contained in the language above as it relates solely to taxes, assessments and insurance premiums, to the extent that a Tax and Insurance Escrow Fund has been established in accordance with Article VI of this Agreement and Borrower has fully complied with all terms and conditions of Article VI relating to same, then Borrower shall not be personally liable for Lender's failure to apply any of said Tax and Insurance Escrow Fund amounts.

(C)    Notwithstanding anything to the contrary in the Loan Documents, the limitation on liability contained in Section 10.1(A) SHALL BECOME NULL AND VOID and shall be of no further force and effect and Borrower shall be fully and personally liable for the payment of principal, interest, Prepayment Premium and all other Indebtedness and the liabilities and obligations under the Loan Documents, and Lender shall have full recourse thereon against Borrower (together with the obligations set forth in Section 10.1(B), the "Recourse Obligations"), in the event:

(x)    of a Transfer (other than a Permitted Transfer or otherwise expressly approved by Lender (including a Release)) which results in a Transfer (other than a condemnation or a lien being contested) of all or any portion of the Premises or a change of Control of Borrower;

(y)    Borrower's procurement of subordinate financing or mezzanine financing except as expressly permitted by the terms of this Agreement;

(z)    all or any portion of the Premises is operated as or converted to a cooperative or condominium form of ownership; or

(aa)    the Premises shall become an asset in a bankruptcy or insolvency proceeding or a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy laws of the United States or under any other applicable federal, state or other statute or law (collectively, a "Proceeding") except to the extent such is an involuntary Proceeding in which Borrower, Guarantor, and/or its Affiliates have not joined, colluded, or acquiesced nor solicited petitioners for the filing of such Proceeding.

Section 10.2    Release of Liability. Except for Borrower's obligations under the Environmental Indemnity as set forth therein and except for any loss or damage to Lender arising from any fraud or willful misrepresentation by or on behalf of Borrower, Interest Owner or any Guarantor regarding the Premises, the making or delivery of any of the Loan Documents or in any materials or information provided by or on behalf of Borrower, Interest Owner or any Guarantor in connection with the Loan, Borrower shall be completely relieved of all liability under the Loan Documents upon payment in full of the Indebtedness evidenced by the Loan Documents.

ARTICLE XI. MISCELLANEOUS

Section 11.1    Waiver. By accepting payment of any sum evidenced or secured by this Agreement, the Mortgage or the other Loan Documents after its due date, Lender does not waive its right either to require prompt payment when due of all other sums or installments so secured or to declare a default for failure to pay such other sums or installments.

Section 11.2    Estoppel. Within fifteen (15) days after any written request by either party to this Agreement, the requested party shall certify to its knowledge, by a written statement duly acknowledged, the amount of principal, interest and other Indebtedness then owing on the Note, the terms of payment, Maturity Date and the date to which interest has been paid. Borrower shall further certify whether any defaults, offsets or defenses exist against the Indebtedness secured hereby. Borrower shall also use commercially reasonable efforts to furnish to Lender, within thirty (30) days of its reasonable request therefore, tenant estoppel letters from such tenants of the Premises as Lender may reasonably require; which Lender shall not request more than two (2) times over the term of the Loan, unless an Event of Default then exists, and provided that the foregoing covenant shall be expressly subject to the limitations and conditions relating to estoppels that are set forth in the applicable Lease(s).

Section 11.3    Successors and/or Assigns. This Agreement and all provisions hereof shall inure to the benefit of the heirs, successors and assigns of Lender and shall bind the heirs and successors and assigns of Borrower.

Section 11.4    Inconsistencies. The terms of the Loan Documents and the Environmental Indemnity shall be construed and interpreted without any presumption, inference, or rule requiring construction or interpretation of any provision of the Loan Documents and the Environmental Indemnity against the interest of the party causing the Loan Documents and the

Environmental Indemnity or any portion of it to be drafted. Borrower is entering into the Loan Documents and the Environmental Indemnity freely and voluntarily without any duress, economic or otherwise.

Section 11.5    Governing Law/Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State, without regard to its conflicts of law principles. Borrower irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement, the Note, the Mortgage, the other Loan Documents and the Environmental Indemnity may be brought in a court of record in the State or in the Courts of the United States located in the State, (b) submits to the jurisdiction of each such court in any such suit, action or proceeding, and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Borrower irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Borrower at its address provided in the Mortgage. Nothing in this Section 11.5 will affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any suit, action or proceeding against Borrower or Borrower's assets in the courts of any other jurisdiction.

Section 11.6    Proceedings. Unless Lender shall otherwise direct in writing, Borrower shall appear in and defend all actions or proceedings purporting to affect the security hereunder, or any right or power of the Lender. The Lender shall have the right to appear in such actions or proceedings. Borrower shall save Lender harmless from all reasonable costs and expenses, including but not limited to, reasonable attorneys' fees and costs, costs of a title search, continuation of abstract and preparation of survey incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in and to which Lender may be or become a party by reason hereof. All money paid or expended by Lender in that regard, together with interest thereon from date of such payment at the applicable interest rate shall be additional Indebtedness secured hereby and shall be due and payable by Borrower upon written Notice from Lender.

Section 11.7    Joint and Several. If more than one party is obligated for any obligations hereunder, then such obligations and agreements of such parties, as applicable, shall be joint and several.

Section 11.8    Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 11.9    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original; and such counterparts when taken together shall constitute but one agreement.

Section 11.10    Integration. This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Lender, embody the entire agreement and supersede all prior agreements, written or oral, relating to the subject matter hereof. PURSUANT TO UTAH CODE ANNOTATED SECTION 25-5-4, BORROWER IS NOTIFIED THAT THIS AGREEMENT AND THE OTHER THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 11.11    Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.12    No Joint Venture or Partnership. Borrower and Lender intend that the relationship created under this Agreement, the other Loan Documents and the Environmental Indemnity be solely that of borrower and lender. Nothing is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant to Lender any interest in the Premises other than that of lender or secured party and borrower or debtor.

Section 11.13    Waiver of Counterclaim. Borrower hereby waives, to the extent permitted by applicable law, the right to assert any counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against Borrower by Lender under any of the Loan Documents or the Environmental Indemnity. Notwithstanding the foregoing, Borrower shall not be prohibited and shall have the right to assert any such claims against the Lender in a separate and independent action or proceeding.
Section 11.14    Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the other Loan Documents.

Section 11.15    No Liability of Lender. Borrower acknowledges and agrees that Lender's acceptance or approval of any action of Borrower or any other matter requiring Lender's approval, satisfaction, acceptance or consent pursuant to this Agreement, the other Loan Documents or the Environmental Indemnity, including any report certificate, financial statement, appraisal or insurance policy, will not be deemed a warranty or representation by Lender of the sufficiency, legality, effectiveness or other import or effect of such matter.

Section 11.16    No Third Parties Benefited. This Agreement is between and for the sole benefit of Borrower and Lender, and Lender's successors and assigns, and creates no rights whatsoever in favor of any other Person and no other Person will have any rights to rely hereon.

Section 11.17    Time is of the Essence. Time is of the essence of each of Borrower's obligations under this Agreement. The waiver by Lender of any default or Event of Default under this Agreement will not be deemed a waiver of any subsequent default or Event of Default.

Section 11.18    Severability of Provisions. If a court of competent jurisdiction finds any provision of this Agreement, the other Loan Documents or the Environmental Indemnity to be invalid, illegal or unenforceable as to any Person or circumstance in any state, such finding will not render that provision invalid, illegal or unenforceable as to any other Person or circumstance or in any other state. Where permitted by Legal Requirements, any provision found invalid, illegal or unenforceable will be deemed modified to the extent necessary to be within the limits of enforceability, legality or validity; however, if such provision cannot be deemed so modified, it will be deemed stricken and all other provisions of this Agreement in all other respects will remain valid, legal and enforceable.

Section 11.19    Preferences. Lender will have no obligation to marshal any assets for the benefit of Borrower or any other Person or in satisfaction of any or all of the Indebtedness. Lender will have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Indebtedness. To the extent Borrower makes a payment to Lender or Lender receives any proceeds from the Collateral, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy, insolvency or other law, or for equitable cause, then, to the extent of such payment or proceeds released by Lender, the Indebtedness will be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.20    Lender's Form W-9.      Upon Borrower's written request Lender agrees to provide Borrower with an executed Internal Revenue Service Form W-9.

Section 11.21    Component Notes. At any time, but without increasing the liabilities of Borrower under the Loan Documents, upon written request of Lender, Borrower shall issue one or more separate (or component) notes (the "Component Notes") with revised interest rates and/or amortization schedules (if applicable) to replace the Note, the aggregate weighted average coupon rate of which shall, as of the issuance of the Component Notes, equal the initial interest rate on the Loan (adjusted to account for amortization, if applicable). Each Component Note may have a different interest rate and/or different amortization, if applicable, but the aggregate of the interest and amortization for the Component Notes shall be the same as the Note. Borrower shall also be obligated to enter into such amendments to other Loan Documents as are necessary to reference the Component Notes. Notwithstanding the foregoing, Borrower shall only be required to issue such Component Notes as long as:

(i)    at and at all times after the issuance of such Component Notes, the aggregate weighted average coupon rate of the revised interest rates of the Component Notes equals the aggregate weighted average coupon rate of the Loan as if the Note had never been replaced;

(ii)    there shall be no negative economic effect upon Borrower's debt service payments or change in the aggregate amount or time of payment thereof; and

(iii)    such replacement of the Note shall be at no cost and expense to Borrower (including that Lender shall reimburse Borrower for its reasonable attorneys' fees in reviewing the Component Notes).

Section 11.22    Replacement Note. Upon receipt by Borrower of written Notice from Lender of the loss, theft, destruction or mutilation of the Note and provided that Borrower receives from Lender a lost note affidavit and indemnity in form reasonably acceptable to Borrower and Lender, Borrower will execute and deliver to Lender, in lieu thereof, a replacement note in identical form to the Note and dated as of the date of the Note. Upon delivery to Lender of such replacement note, all references in this Agreement and any other Loan Documents to the Note shall be deemed to be references to such replacement note.

Section 11.23    Confidentiality.     All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to Lender, the Loan Documents or the financing evidenced by the Loan Documents, shall be subject to the prior written approval of Lender.   Lender shall have the right to issue any of the foregoing without Borrower's approval and Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender's own promotional and marketing activities, and such materials, including photographs, may describe the Loan in general terms or in detail and Lender's participation in the Loan.

Section 11.24    Partial Release. At any time before the Indebtedness is paid in full, Borrower shall have the right to request a Release ("Release") of not more than two of the four buildings comprising the Premises, including related land and parking areas, from the lien secured by the Mortgage and all other Loan Documents (the "Release Parcel"); provided the following terms and conditions are satisfied:

(a)	the Release is the result of a sale of the Building(s);

(b)    Borrower delivers to Lender, no later than forty-five (45) days prior to the estimated date of the proposed Release, written Notice of Borrower's intent to consummate the Release; along with the identity of the proposed transferee (which must be an Entity other than Borrower);

(c)    Borrower shall prepay a portion of the unpaid principal balance of the Note in an amount equal to one hundred twenty percent (120%) of an amount attributable to the portion of the Loan tied to the Release Parcel as reasonably determined by Lender based on the relative values of the buildings, and shall, in addition, pay to Lender as yield maintenance protection, the Prepayment Premium, if applicable;
(d)    Borrower timely furnishes to Lender an updated as-built survey of the remaining portion of the Premises as security for the Loan and the Improvements thereon (the "Remaining Premises") that (i) is in form and substance reasonably acceptable to Lender, and (ii) is acceptable to the title insurance company. The Remaining Premises shall be reasonably acceptable to Lender and shall maintain its original access to public roads it had prior to such Release;

(e)    Borrower timely furnishes to Lender an endorsement updating the Title Insurance Policy or, if an endorsement is not available, a new ALTA standard loan title policy in the full amount of the remaining principal balance of the Loan from an issuer and in form and substance reasonably acceptable to Lender insuring the continued first lien priority of the Mortgage on the Remaining Premises subject only to those exceptions previously approved by Lender;

(f)    Borrower timely furnishes to Lender evidence that the Remaining Premises is one or more complete lots and continues to satisfy all of the applicable building ordinances, zoning laws, parking requirements, building restrictions, set back lines and all other applicable rules and regulations of all governmental bodies having jurisdiction over the Remaining Premises;

(g)    Borrower timely furnishes to Lender evidence that the Release Parcel is separately assessed from the Remaining Premises or that the separate assessment procedures have been initiated (with evidence of same provided to Lender);

(h)    If applicable, Borrower shall furnish evidence that SanDisk has consented to (i) the Release Parcel being released and (ii) the reciprocal easement agreement referred to in (i) below;
(i)    The execution and recording of a reciprocal easement agreement reasonably acceptable to Lender that addresses how the Remaining Premises and the Release Parcel share parking and access, if necessary and not addressed by existing documents;
(j)    The Lease(s) shall continue separate and independent from any leases on the Release Parcel, there will be no reduction in the rentals under the Lease(s) on the Remaining Premises, and lessees shall have no defenses to the leases or right of offset against the rentals payable thereunder by reason of any default or act of lessor under the leases relating to the Release Parcel. The debt yield utilizing the then outstanding balance of the Loan and the annual net operating income from Lease(s) on the Remaining Premises that have remaining terms of at least one (1) year shall be at least 12%;

(k)    Borrower timely furnishes to Lender, at Borrower's expense, a new MAI appraisal of the Remaining Premises (prepared by an appraiser reasonably acceptable to Lender) which shows the loan to value ratio on the Remaining Premises is not more than 55% and is otherwise reasonably acceptable to Lender;

(l)    Lease rollover for the Remaining Premises in any given calendar year of the remainder of the term of the Loan shall not be greater than twenty percent (20%) of the net rentable area, as determined by Lender;

(m)    The proposed use of the Release Parcel will not violate the provisions of any REA pertaining to the Remaining Premises;

(n)    No default then exists under the Loan Documents;

(o)    Borrower shall pay to Lender a processing fee of $20,000 for the Release;

(p)    Whether or not the Release actually occurs, Borrower shall pay all costs, fees and expenses associated with the Release, including without limitation, Lender's reasonable attorney's fees and costs; and

(q)    Borrower shall execute an amendment to the Loan Documents evidencing the change in the description of the Premises and the amount of Monthly Payment as a result of the Release and any paydown.

(Signatures on next page)

IN WITNESS WHEREOF, Borrower and Lender have hereunto caused this Agreement to be executed on the date first above written.

LENDER:

PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation

By: PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

   By /s/ Robert R. Bailey__________
      Name: Robert R. Bailey
      Title: Senior Financing Consultant

   By /s/ Julie M. Williams_________
      Name: Julie M. Williams
      Title: Assistant Managing Director
      Commercial Finance Consulting

BORROWER:

HGREIT II COTTONWOOD CENTER LLC, a Delaware limited liability company By /s/ Janice E. Walker________________ Name: Janice E. Walker Title: Authorized Agent

BB\dm\s:757840\loan documents - initial\la.doc
6/24/16

SCHEDULE I

Certified Evidence of Insurance

By Borrower's execution of this Agreement, Borrower hereby represents and certifies to Lender that the attached commercial property insurance certificate completely and accurately reflects the property insurance in force under the property insurance policy as of the Closing Date.

See attached property insurance certificate.

HINEINT

ACORD™ EVIDENCE OF COMMERCIAL PROPERTY INSURANCE

DATE (MM/DD/YYYY): 2/29/2016

THIS EVIDENCE OF COMMERCIAL PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

PRODUCER NAME, CONTACT PERSON AND ADDRESS — PHONE (A/C, No, Ext): 713 961-3800

Willis of Texas, Inc. (Major)
920 Memorial City Way, Ste-500
Houston, TX 77024

FAX (A/C, No): 713-961-0226 — E-MAIL ADDRESS: crystal.flack@willis.com

CODE: — SUB CODE:

AGENCY CUSTOMER ID #: 12884

COMPANY NAME AND ADDRESS — NAIC NO: 655

SEE ATTACHED ADDENDUM

IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH

POLICY TYPE:

NAMED INSURED AND ADDRESS

HGREIT II Cottonwood Center LLC
c/o Hines Interest Limited Partnership
2800 Post Oak Blvd., Suite 3300
Houston, TX 77056

LOAN NUMBER: 757840

POLICY NUMBER: SEE ATTACHED ADDENDUM

EFFECTIVE DATE: 03/04/2016 — EXPIRATION DATE: 03/04/2017 — ☐ CONTINUED UNTIL TERMINATED IF CHECKED

ADDITIONAL NAMED INSURED(S):

THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION (Use REMARKS on Page 2, if more space is required)

☒ BUILDING OR ☒ BUSINESS PERSONAL PROPERTY

LOCATION/DESCRIPTION: Cottonwood Corporate Center
2755-2855 East Cottonwood / Salt Lake City UT 84121

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS

COVERAGE INFORMATION

PERILS INSURED: ☐ BASIC ☐ BROAD ☒ SPECIAL

COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $ 1,000,000,000 — DED: 25,000

	YES	NO	N/A	
☒ BUSINESS INCOME ☐ RENTAL VALUE	X			If YES, LIMIT: ☒ Actual Loss Sustained
BLANKET COVERAGE	X			If YES, indicate value(s) reported on property identified above: $
TERRORISM COVERAGE	X			Attach Disclosure Notice / DEC
IS THERE A TERRORISM-SPECIFIC EXCLUSION?		X		
IS DOMESTIC TERRORISM EXCLUDED?		X		
LIMITED FUNGUS COVERAGE	X			If YES, LIMIT: $25,000,000 DED: $25,000
FUNGUS EXCLUSION (IF "YES", specify organization's form used)	X			FM Global Advantage
REPLACEMENT COST	X			
AGREED VALUE		X		If there is no Coinsurance, there is no Agreed Value
COINSURANCE		X		If Yes, %
EQUIPMENT BREAKDOWN (If Applicable)	X			If YES, LIMIT: 1,000,000,000 DED: 25,000
ORDINANCE OR LAW - Coverage for loss to undamaged portion of bldg	X			
- Demolition Costs	X			If YES, LIMIT: SEEATTACHED DED: 25,000
- Incr. Cost of Construction	X			If YES, LIMIT: SEEATTACHED DED: 25,000
EARTH MOVEMENT (If Applicable)	X			If YES, LIMIT: SEEATTACHED DED:
FLOOD (If Applicable)	X			If YES, LIMIT: SEEATTACHED DED:
WIND/HAIL (If Subject to Different Provisions)	X			If YES, LIMIT: SEEATTACHED DED:
PERMISSION TO WAIVE SUBROGATION IN FAVOR OF MORTGAGE HOLDER PRIOR TO LOSS	X			

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

☒ MORTGAGEE ☐ CONTRACT OF SALE
☒ LENDERS LOSS PAYABLE

NAME AND ADDRESS

Principal Life Insurance Company, its successors and/or assigns
c/o Principal Real Estate Investors, LLC
Attn: Loan No. 757840
801 Grand Avenue
Des Moines, IA 50392-1450

LENDER SERVICING AGENT NAME AND ADDRESS

AUTHORIZED REPRESENTATIVE

Brie Samuell

ACORD 28 (2009/12) S 1722 Page 1 of
© 2003-2009 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD
CGS

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE REMARKS – including Special Conditions (Use only if more space is required)

REMARKS:

Evidenced Business Income Coverage is actual loss sustained, with no time limitation.

365 days Extended Period of Indemnity applies.

Policy includes Replacement Cost, No Co-insurance.

Terrorism Ded. $100,000.00

THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY

Hines Interests Limited Partnership Certificate Addendum

Policy Period: **March 04, 2016 to March 04, 2017**
Insurers:

Perils Insured: All Risk of Direct Physical Loss or Damage to Property as more fully defined in the insurance policies.

Interest: All Real and Personal Property owned or used by the Insured and similar property of others for which they are legally liable or have assumed liability or agreed to insure as more fully defined in the Policy. Indemnity Period is Actual Loss Sustained

Limit of Liability: $1,000,000,000 Per Occurrence subject to defined Sub Limits.

Carrier	Policy #	Limits
Lexington Ins Co	02145100	Primary $250,000,000 part of $1,000,000,000
Ace American Ins Co	MAUD3783807A006	Primary $32,500,000 part of $50,000,000
Scor Reinsurance Company	FA0018408-2016-1	Primary $5,000,000 part of $50,000,000
Lloyds of London Syndicate 4444 (Canopius)	CUAD111/00	$7,500,000 part of $50,000,000 x $50,000,000
Markel Bermuda Limited	1343485-7810-PRMAN-2016	$5,000,000 part of $50,000,000 x $50,000,000
Ironshore	000169006	$5,000,000 part of $50,000,000 x $50,000,000
Chubb Custom Ins Co Starr Surplus Lines Ins Co General Security Indemnity Co of Arizona	44681096-05 SLSTPTY10717015 T0234451602552	$15,000,000 part of $50,000,000 x $50,000,000
Arch Specialty Ins Co	PRP0032142-07	$5,000,000 part of $50,000,000 x $50,000,000
FM Global	1011384	$675,000,000 part of $900,000,000 x 100,000,000
Shelter Re	SHR1193	$10,000,000 part of $50,000,000 x $100,000,000 (earthquake only)
Essex Insurance Company	MKLX14XP006220	$10,000,000 part of $50,000,000 x $100,000,000 (earthquake only)
Endurance American Specialty Ins Co	CPN10008692600	$10,000,000 part of $50,000,000 x $100,000,000 (earthquake only)
Ariel Re	P127171	$10,000,000 part of $50,000,000 x $100,000,000 (earthquake only)
QBE Specialty Insurance Company	ESE14183-00	$5,000,000 part of $50,000,000 x $100,000,000 (earthquake only)
Interstate Fire & Casualty	AMW-150673	$10,000,000 part of $100,000,000 x $100,000,000 (earthquake only)
Empire Indemnity Group QBE Specialty Insurance Company Lloyds of London General Security Indemnity	BPP0107647 ESE14176-00 B1180D160515816 TR0001486-01502-16	$45,000,000 part of $50,000,000 x $150,000,000 (earthquake only)
Lloyds of London	B080115940L16	Primary $250,000,000 (Stand Alone Terrorism)
Lloyds of London Lloyds of London	B080115941L16 B080116008L16	$250,000,000 x $250,000,000 (Stand Alone Terrorism) $250,000,000 x $500,000,000 (Stand Alone Terrorism)
Lloyds of London	B080116782L16	$250,000,000 x $750,000,000 (Stand Alone Terrorism)

Terrorism Limit: $1,000,000,000

Earthquake Limit: $200,000,000 Per Occurrence, Annual Aggregate
No earthquake coverage under referenced policies for locations in Sacramento; 2300 Main, Irvine; 2819 Loker, Carlsbad

Flood Limits: $100,000,000 Per Occurrence, Annual Aggregate

Account No. 1-05480
Policy No. 1011384

5. LOSS ADJUSTMENT/PAYABLE

Loss, if any, will be adjusted with and payable to Hines Interests Limited Partnership, or as may be directed by Hines Interests Limited Partnership.

Additional insured interests will also be included in loss payment as their interests may appear when named as additional named insured, lender, mortgagee and/or loss payee either on a Certificate of Insurance or other evidence of insurance on file with the Company or named below.

When named on a Certificate of Insurance or other evidence of insurance, such additional interests are automatically added to this Policy as their interests may appear as of the effective date shown

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on the Certificate of Insurance or other evidence of insurance. The Certificate of Insurance or other evidence of insurance will not amend, extend or alter the terms, conditions, provisions and limits of this Policy.

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Account No. 1-05480
Policy No. 1011384

GENERAL PROVISIONS

1. CANCELLATION/NON-RENEWAL

This Policy may be:

A. cancelled at any time at the request of the Insured by surrendering this Policy to the Company or by giving written notice to the Company stating when such cancellation will take effect; or

B. cancelled by the Company by giving the Insured not less than:

1) 60 days' written notice of cancellation; or

2) 10 days' written notice of cancellation if the Insured fails to remit, when due, payment of premium for this Policy; or

C. non-renewed by the Company by giving the Insured not less than 60 days' written notice of non-renewal.

Return of any unearned premium will be calculated on the customary short rate basis if the Insured cancels and on a pro-rata basis if the Company cancels this Policy. Return of any unearned premium will be made by the Company as soon as practicable.

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6. LENDERS LOSS PAYEE AND MORTGAGEE INTERESTS AND OBLIGATIONS

A. The Company will pay for loss to specified property insured under this Policy to each specified Lender Loss Payee (hereinafter referred to as Lender) as its interest may appear, and to each specified Mortgagee as its interest may appear, under all present or future mortgages upon such property, in order of precedence of the mortgages.

B. The interest of the Lender or Mortgagee (as the case may be) in property insured under this Policy will not be invalidated by:

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1) any act or neglect of the debtor, mortgagor, or owner (as the case may be) of the property.

2) foreclosure, notice of sale, or similar proceedings with respect to the property.

3) change in the title or ownership of the property.

4) change to a more hazardous occupancy.

The Lender or Mortgagee will notify the Company of any known change in ownership, occupancy, or hazard and, within 10 days of written request by the Company, may pay the increased premium associated with such known change. If the Lender or Mortgagee fails to pay the increased premium, all coverage under this Policy will cease.

C. If this Policy is cancelled at the request of the Insured or its agent, the coverage for the interest of the Lender or Mortgagee will terminate 10 days after the Company sends to the Lender or Mortgagee written notice of cancellation, unless:

1) sooner terminated by authorization, consent, approval, acceptance, or ratification of the Insured's action by the Lender or Mortgagee, or its agent.

2) this Policy is replaced by the Insured, with a policy providing coverage for the interest of the Lender or Mortgagee, in which event coverage under this Policy with respect to such interest will terminate as of the effective date of the replacement policy, notwithstanding any other provision of this Policy.

D. The Company may cancel this Policy and/or the interest of the Lender or Mortgagee under this Policy, by giving the Lender or Mortgagee written notice 60 days prior to the effective date of cancellation, if cancellation is for any reason other than non-payment. If the debtor, mortgagor, or owner has failed to pay any premium due under this Policy, the Company may cancel this Policy for such non-payment, but will give the Lender or Mortgagee written notice 10 days prior to the effective date of cancellation. If the Lender or Mortgagee fails to pay the premium due by the specified cancellation date, all coverage under this Policy will cease.

E. The Company has the right to invoke this Policy's SUSPENSION clause. The suspension of insurance will apply to the interest of the Lender or Mortgagee in any machine, vessel, or part of any machine or vessel, subject to the suspension. The Company will provide the Lender or Mortgagee at the last known address a copy of the suspension notice.

F. If the Company pays the Lender or Mortgagee for any loss, and denies payment to the debtor, mortgagor or owner, the Company will, to the extent of the payment made to the Lender or Mortgagee be subrogated to the rights of the Lender or Mortgagee under all securities held as collateral to the debt or mortgage. No subrogation will impair the right of the Lender or Mortgagee to sue or recover the full amount of its claim. At its option, the Company may pay to the Lender or Mortgagee the whole principal due on the debt or mortgage plus any accrued interest. In this event, all rights and securities will be assigned

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and transferred from the Lender or Mortgagee to the Company, and the remaining debt or mortgage will be paid to the Company.

G. If the Insured fails to render proof of loss, the Lender or Mortgagee, upon notice of the Insured's failure to do so, will render proof of loss within 60 days of notice and will be subject to the provisions of this Policy relating to APPRAISAL, SETTLEMENT OF CLAIMS, and SUIT AGAINST THE COMPANY.

H. Other provisions relating to the interests and obligations of the Lender or Mortgagee may be added to this Policy by agreement in writing.

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SCHEDULE II

Certified Organizational Chart

By Borrower's execution of this Agreement, Borrower hereby represents and certifies to Lender that the attached organizational chart completely and accurately depicts the ownership of Borrower as of the Closing Date and that all Person(s) with a direct or indirect ownership of twenty percent (20%) or more as of the Closing Date are reflected on said chart.

See attached organizational chart.

Hines Global REIT II, Inc.

As of March 31, 2016 with Cottonwood acquisition

Hines Global REIT II Investor LP 12-876
1.60%
225,007.898 Shares
Public Shareholders 17757
98.40%
13,796,297.97 Shares
Hines Global REIT II Associates Limited Partnership 14-703
Hines Global REIT II, Inc. 87004 (Maryland)
.15%
21,111.111 Units
99.85%
12,180,347.227 A Units
1,840,958.642 T Units
Hines Global REIT II Properties, L.P. 87002/87011 (Delaware)
14,042,416.980 Units
100%
HGREIT II Cottonwood Center LLC 87-503 (Delaware)
100%
Hines Global REIT II 891 Coronado LLC 87-502 (Delaware)
100%
HGREIT II 2819 Loker GP LLC 87-501 (Delaware)
1%
99.9%
HGREIT II 2819 Loker LP 87-500 (Delaware)
100%
Hines GREIT II Ireland Fund Irish Collective Asset-Management Vehicle 87-702 (Ireland)

SCHEDULE III

INTENTIONALLY DELETED

SCHEDULE IV

Property Reserves Escrow Fund

1.    Property Reserves. Borrower has agreed to deposit with Lender funds and letter of credit(s), if any (if more than one, collectively if the context so requires the "Letter of Credit") as detailed below ("Property Reserves Escrow Fund") to be held by Lender: (i) to reimburse Borrower for the costs of (a) certain future tenant improvements which are to be borne by Borrower in accordance with approved Lease(s) of space at the Premises ("Tenant Improvements") and certain future reasonable leasing commissions to be paid to third party brokers by Borrower pursuant to written agreements covering leasing activities at the Premises ("Leasing Commissions") and (b) rent abatement granted to Extra Space Management ("Rent Abatement") as set forth below. The funds as well as any Letter of Credit and any renewal or replacement thereof and any proceeds therefrom shall be held by Lender as additional security for the Loan and are hereafter referred to as the "Property Reserves". The term "Escrow Release" as used herein shall refer to a disbursement of funds and/or a reduction of a Letter of Credit, if any, as applicable, from the Property Reserves.

a.    On the Closing Date, Borrower shall deposit with Lender the Rent Abatement in the amount of _________________________________ ($_________) which is the amount for the remaining rent abatement granted to Extra Space Management. Said amount is equal to the monthly base rent plus reimbursements commencing on September 1, 2016 times the number of months remaining until the month in which full rental payments commence under the Extra Space Management lease. Lender agrees the Rent Abatement amount may be reduced by Borrower paying all or a portion of such rental abatements to Extra Space Management after the Closing Date.

b.    In the event Lender has not received evidence acceptable to Lender on or prior to September 30, 2020 (12 months prior to the SanDisk lease expiration date) that SanDisk has agreed (pursuant to a lease, or lease amendment) to renew its lease or enter into a new lease reasonably acceptable to Lender for not less than 76,600 square feet of space at the Premises, then commencing on October 1, 2020, Borrower shall deposit with Lender on each Payment Date an amount to be reasonably determined by Lender at that time equal to the projected net cash flow for the following twelve (12) months (to be no less than $25 and no more than $45 times the number of square feet not renewed by SanDisk, the "Combined Rate") to reimburse Borrower for the cost to complete any Tenant Improvements and Leasing Commissions for the space vacated by SanDisk and the SanDisk renewal space (if applicable) and any other space in the Improvements.

2.    Borrower shall deliver to Lender not later than 30 days prior to the expiration date of any Letter of Credit and any renewal or replacement Letter of Credit, a renewal or replacement unconditional, irrevocable bank Letter of Credit identical in terms and amount and issued by a rated United States bank acceptable to Lender. If Borrower shall fail to deliver any renewal or replacement Letter of Credit in accordance with the foregoing requirements, Lender may, in its discretion, draw upon any Letter of Credit then in its possession and hold such proceeds in accordance with the terms hereof.

Lender reserves the right to periodically review the financial condition of the issuing bank for any Letter of Credit and any renewal or replacement Letter of Credit and if Lender determines that the issuing bank no longer satisfies the criteria set forth above, Lender may require a replacement Letter of Credit in form and substance and from a rated United States bank acceptable to Lender.

3.    Standard Disbursement Requirements. The following shall be defined as "Standard Disbursement Requirements":

(i)    copies of unconditional lien waivers or conditional (if applicable), invoices, cancelled checks, etc. for work completed which is the subject of the Escrow Release request. If the Escrow Release request is for payment upon submission of invoice(s) and not on a reimbursement basis, Lender shall receive conditional lien waivers, provided, however, that prior to any subsequent Escrow Release, Lender shall receive unconditional lien waivers for all work that was the subject of the prior Escrow Release. The administration fee shall be reasonably increased if the Escrow Release is for payment upon submission of invoice(s) and not on a reimbursement basis;

(ii)    a title search in form and substance reasonably acceptable to Lender and if such search discloses conditions unacceptable to Lender or Lender deems it reasonably necessary, then such endorsements or other assurances reasonably satisfactory to Lender from the title insurance company insuring the continued first lien priority of the Mortgage;

(iii)    to the extent Lender deems reasonably necessary, any or all of the following at Lender's discretion: (A) all permits, bonds, licenses and approvals, whether necessary for commencement, performance, completion, occupancy, use or otherwise required by any applicable laws for the stage of work so completed; (B) a copy of the construction contract and any change orders and addenda thereto; (C) a statement from an architect, contractor or engineering consultant, in Lender's reasonable discretion, as to the extent and cost of the work so completed; and/or (D) other evidence as reasonably determined by Lender showing that Borrower has completed and performed the portion of the work which is the subject of the Escrow Release request; and

(iv)    Lender having inspected, or having expressly waived in writing such inspection, and approved the completed portion of the work which is the subject of the Escrow Release request.

4.    Tenant Improvements and Leasing Commissions.

a.    Except as hereinafter provided and so long as no Event of Default has occurred and is continuing under the Loan Documents, Lender shall allow Escrow Release(s) in the amounts hereinafter specified in accordance with the following terms and conditions:

(i)    Escrow Release(s) for Tenant Improvements and Leasing Commissions shall be for an amount equal to the Combined Rate; provided, however, that in the event that the lease term is less than five (5) years, the Combined Rate shall be prorated (example, a three year lease = 3/5 times the Combined Rate);

(ii)    Borrower shall submit written Escrow Release(s) requests to Lender for Tenant Improvements and Leasing Commissions no more than once per calendar month and each such request shall be for an aggregate amount of not less than $50,000 (excluding the final disbursement); and

(iii)    Escrow Release(s) shall be conditioned upon Borrower furnishing to Lender with its written request, at Lender's discretion, the Standard Disbursement Requirements and the following:

(A)    fully executed lease(s) or fully executed amendments extending upcoming term expirations of previously approved existing Lease(s) (which existing Lease(s) must not be in default beyond any applicable notice and cure period at the time of the Escrow Release request), as the case may be, all in form and substance acceptable to Lender (not to be unreasonably withheld, conditioned or delayed) to creditworthy lessees (other than Borrower or any Person(s) affiliated with Borrower) and with minimum lease terms of three (3) years;

Notwithstanding anything herein to the contrary, in the event a new lease or amendment to an existing Lease requires Borrower's payment of tenant improvement and leasing commissions, Borrower shall advise Lender whether Borrower desires to make a request for an Escrow Release for Tenant Improvements and Leasing Commissions. Borrower is hereby advised that Lender's approval of any such new lease or amendment may take into consideration the economic feasibility of a release of such funds in relation to the value of the lease, creditworthiness of the lessee and/or acceptability of the lease terms and Lender's approval of such new lease or amendment to an existing Lease may be conditioned on Borrower's agreement to a partial Escrow Release or no Escrow Release for said new lease or Lease amendment. In the event that a partial Escrow Release or no Escrow Release applies to a particular tenant space, any funds allocated to Tenant Improvements and Leasing Commissions for said tenant space may be available for an Escrow Release for other tenant space (or future rollover of said tenant space) upon Borrower's written request and compliance with the terms and conditions of this Schedule IV.

(B)    with respect to any Escrow Release request relating to final and completed Tenant Improvements for a lessee's space, lessee's estoppel certificate(s) for the improved space in form and substance reasonably acceptable to Lender indicating, among other things, the lessee's occupancy and unconditional acceptance of the improvements and the commencement of consecutive monthly rental payments, all rental concessions and deferments having expired;

(C)    with respect to any Escrow Release request relating to final and completed Tenant Improvements for a lessee's space, a final, unconditional certificate of occupancy (or equivalent occupancy approval) for the improved space from the local authority responsible for issuing such certificate (unless not required to be issued by said local authority); and

(D)    with respect to any Escrow Release request relating to payment of Leasing Commissions, Borrower having furnished to Lender an estoppel or letter, in form and substance reasonably acceptable to Lender, from the applicable broker or agent evidencing payment in full of the commission, or, in Lender's discretion, such other documentation acceptable to Lender.

5.    Rent Abatement. So long as no Event of Default has occurred and is continuing under the Loan documents, Lender will disburse to Borrower (i) on a monthly basis an amount equal to the base rent plus reimbursements for the month prior to the applicable disbursement except that prior to the final disbursement Borrower shall have provided Lender with evidence reasonably satisfactory to Lender that Extra Space Management has commenced paying full rent under its lease, and (ii) on a monthly basis an amount equal to any amounts paid by Borrower to Extra Space Management in satisfaction of such rent abatement during any prior month. A lease amendment detailing any reduction in rental abatements for Extra Space Management will be provided by Borrower.

6.    Loan to Value Requirement. Notwithstanding anything herein to the contrary, in no event shall Lender allow an Escrow Release if the outstanding Indebtedness on the Loan equals or exceeds ninety percent (90%) of the appraised value of the Premises as calculated by Lender at the time of the request for the Escrow Release (Lender shall include recently signed Lease(s) in connection with its determination of the appraised value including if a Tenant Improvement and Leasing Commission Escrow Release request, Lender shall consider the consummation of the proposed Lease or Lease amendment in connection with its determination of the appraised value and such valuation will be done on a discounted cash flow basis over a ten (10) year holding period).

7.    Interest on Property Reserves. Provided no Event of Default has occurred and is continuing under any of the Loan Documents, Lender shall credit Borrower with interest earnings on the cash portion of the Property Reserves, (excluding however any cash proceeds resulting from Lender having drawn on any Letter of Credit or any renewal or replacement thereof) pursuant to the Escrow Interest Calculation. Any interest earnings shall be disbursed to Borrower with the final disbursement of the Property Reserves.

8.    Administration/Inspection Fee. Lender shall be entitled to charge Borrower a reasonable processing fee for administering and reviewing each Escrow Release. Lender shall also be entitled to charge Borrower reasonable processing fees both for reviewing any renewal or replacement Letter of Credit which Borrower is required to provide as well as for drawing upon any Letter of Credit held pursuant to the terms hereof. Borrower shall be responsible for payment of all costs, fees and charges in connection with any reduction, renewal or replacement of the Letter of Credit which are assessed by the issuing bank. Additionally, Lender shall be entitled to charge Borrower for any reasonable costs incurred by Lender in inspecting the Premises.

9.    Cost Overruns. In the event that the costs and expenses incurred by Borrower in completing any work which is the subject of this Schedule IV exceed the respective amounts allocated by Lender for such items of expense, Borrower shall be responsible for the payment (from sources other than the Property Reserves) of such excess costs and expenses.

10.    Obligations of Lender. Nothing contained in this Schedule IV shall be construed to (a) make Lender responsible for performing or completing the work which is the subject of the Property Reserves Escrow Fund, (b) require Lender to expend sums to complete the work which is the subject of the Property Reserves Escrow Fund which are in excess of such amounts then allocated by Lender for such items, or (c) obligate Lender to demand from Borrower additional sums to complete the work which is the subject of the Property Reserves Escrow Fund.